UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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STERLING BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2004

Notice of

Annual Meeting

and

Proxy Statement

Monday, April 26, 2004

at 1:30 P.M. local time

DoubleTree Hotel Post Oak

2001 Post Oak Boulevard

Houston, Texas 77056

STERLING BANCSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2004

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders (the “Meeting”) of Sterling Bancshares, Inc. (the “Company”) will be held at the DoubleTree Hotel at 2001 Post Oak Boulevard, Houston, Texas at 1:30 p.m., local time, on Monday, April 26, 2004, for the following purposes:

1.	To elect six Class III directors for three-year terms ending at the 2007 Annual Meeting of Shareholders, or until their successors have been elected and qualified.

2.	To consider and act upon a proposal to approve the 2004 Employee Stock Purchase Plan.

3.	To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for its fiscal year ending December 31, 2004.

4.	To consider and act on such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on February 27, 2004 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the executive offices of the Company, 2550 North Loop West, Suite 600, Houston, Texas 77092. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

You are cordially invited and urged to attend the Meeting. If, however, you are unable to attend the Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked in accordance with the procedures set forth in the accompanying Proxy Statement.

James W. Goolsby, Jr.
Secretary

March 15, 2004

YOUR VOTE IS IMPORTANT.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

i

STERLING BANCSHARES, INC.

PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

General

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Sterling Bancshares, Inc., a Texas corporation (the “Company”), for use at the 2004 Annual Meeting of Shareholders (the “Meeting”) to be held on Monday, April 26, 2004 at 1:30 p.m., local time, at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, for the purposes set forth in the accompanying Notice and at any recess or adjournment thereof. Holders of record of the Company’s common stock, par value $1.00 per share (“Common Stock”), at the close of business on February 27, 2004 (the “Record Date”) are entitled to notice of and to vote at the Meeting. On the Record Date, there were 44,696,542 shares of Common Stock outstanding and entitled to vote.

The Company’s principal executive offices are located at 2550 North Loop West, Suite 600, Houston, Texas 77092. This proxy statement and accompanying proxy are first being mailed to shareholders of record on or about March 15, 2004.

Voting

Holders of Common Stock are entitled to one vote per share. The presence at the Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

A plurality vote is required for the election of the directors in Proposal 1. Accordingly, if a quorum is present at the Meeting, the six persons receiving the greatest number of votes will be elected as directors. There will be no cumulative voting in the election of directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, assuming a quorum is present or represented by proxy at the meeting.

All other matters to be voted on at the Meeting will be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, such matters at the Meeting. Abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes will not count as a vote for or against the proposals on such matters.

Solicitation and Revocability of Proxies

If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted at the Meeting in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any matters properly presented at the Meeting. The Board is not currently aware of any such other matters.

Each shareholder of the Company has the right to revoke his or her proxy at any time prior to its exercise, either in person at the Meeting or by written notice to the Company, addressed to Secretary, Sterling Bancshares, Inc., 2550 North Loop West, Suite 600, Houston, Texas 77092. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Meeting or by the inspector of election at the Meeting.

The Company will bear the full cost of preparing, assembling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional materials that may be furnished to shareholders and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners. Georgeson Shareholder Communications, Inc. has been retained by the Company to assist in the solicitation of proxies for a fee of $7,500 plus expenses. The solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or other form of direct communication by officers, directors, and regular employees of the Company or its subsidiaries, who will not be additionally compensated for such services but who will be reimbursed for any out-of-pocket expenses incurred.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, is being furnished with this Proxy Statement to shareholders of record on the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

We had previously established the size of our Board at 18 members. However, the Board currently consists of 16 members and consistent with our Corporate Governance and Nominating Guidelines and the recommendations of our Corporate Governance and Nominating Committee, our Board decreased the size of the Board to 16 members effective February 27, 2004. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), the members of the Board are divided into three classes: Class I, Class II, and Class III, respectively. The Company’s Bylaws provide further that the classes shall be as nearly equal in number as possible. The directors of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The term of office of the Class III directors expires at the Meeting. John H. Buck, an existing Class III director, will retire from the Board and has determined not to stand for re-election. Harold L. Campbell, a former Class I director, resigned from the Board during 2003 and the vacancy created by his resignation has not been filled. The Class I and Class II directors are serving terms that expire at the annual meetings of shareholders in 2005 and 2006, respectively. If the six nominees for Class III director are elected at the Meeting, the composition of the three classes of directors will be five Class I directors, five Class II directors and six Class III directors. The proxies solicited hereby cannot be voted for more than six nominees.

Sterling Bank, the Company’s principal banking subsidiary (the “Bank”) has a board of directors that is comprised of five inside directors and three outside directors. The ownership and supervision of the Bank represents the Company’s principal business activity. Accordingly, a substantial amount of time and attention of the Board of the Company and the board of directors of the Bank is devoted to reviewing the financial performance, business activities, strategic developments, and corporate affairs of the Bank. Currently, two of the inside directors of the Bank (George Martinez and J. Downey Bridgwater) and all three outside directors of the Bank (Anat Bird, James D. Calaway and Steven F. Retzloff) also serve on the Company’s Board. The other inside directors of the Bank are officers of the Company and/or the Bank. The shareholders of the Company do not have the right to vote upon the election of the directors of the Bank and this matter is not being presented to the Company’s shareholders at the Meeting.

Class III Nominees. The Corporate Governance and Nominating Committee of the Board has recommended to the Board, and the Board has unanimously nominated, the following six individuals for election as Class III directors: James D. Calaway, Bruce J. Harper, Glenn H. Johnson, R. Bruce LaBoon, George Martinez and Steven F. Retzloff. Mr. LaBoon has been nominated to serve as a director of the Company for the first time. The remaining nominees have served as Class III directors since the 2001 annual meeting of shareholders. Each of the nominees has consented to be named in this Proxy Statement and to serve, as director, if elected.

The Board recommends that shareholders vote “FOR” the election of the nominees listed above as Class III directors. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote “FOR” the election of the nominees listed above as Class III directors.

Shareholders may not cumulate their votes in the election of directors. Each of Class III nominees shall be elected by a plurality of votes cast in the election by holders of Common Stock represented and entitled to vote at the Meeting, assuming the existence of a quorum. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if any nominee becomes unavailable for any reason, then the shares represented by the proxy will be voted “FOR” the remainder of the listed nominees and for such other person as the Corporate Governance and Nominating Committee may recommend to the Board as replacements for those who may become unavailable. Discretionary authority to do so is included in the proxy. The following table sets forth certain information concerning the persons who have been nominated for election as Class III directors and the other current directors of the Company who are not standing for election, including certain committees of the Board and/or Bank of which such person is currently a member.

Class III Nominees:

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
JAMES D. CALAWAY, age 46 Class III Nominee and Director of the Bank	Director since 2000. Mr. Calaway has been President and Chief Executive Officer of the Center for Houston’s Future since November 2001. Mr. Calaway previously served as Chairman of the Board of DigiContract, Inc. from June 2000 until its acquisition in August 2001. Mr. Calaway was President and Chief Operating Officer of Edge Petroleum Corp., a publicly traded independent energy company, from December 1996 to January 2000. Mr. Calaway also serves as a director of ICO, Inc., a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

BRUCE J HARPER, age 69 Class III Nominee (Corporate Governance and Nominating Committee and Executive Committee)	Director since 1996. Mr. Harper is a certified public accountant who currently advises business owners on developing strategies to improve operational effectiveness. From formation in 1962 until January 1998, Mr. Harper served as president and Chief Executive Officer of Harper & Pearson Company, a Houston accounting and consulting firm, with emphasis on serving financial institutions and owner-managed businesses.

GLENN H. JOHNSON, age 63 Class III Nominee (Trust Administrative Committee of the Bank)	Director since 1990. Mr. Johnson is currently an owner and President of the Houston law firm of Johnson & Wurzer, P.C. and has been associated with that firm since 1973. Mr. Johnson serves on numerous civic boards including the Kiwanis Club of Houston, the ESCAPE Family Resource Center, and the Periwinkle Foundation.

R. BRUCE LABOON, age 62 Class III Nominee	Mr. LaBoon has been a partner with Locke Liddell & Sapp LLP, a Texas-based law firm, since he re-joined the firm in 1988. Mr. LaBoon also serves as Chairman of BioHouston, Inc. and the Texas Environmental Research Consortium. Mr. LaBoon is a director of the Texas Medical Center, the Greater Houston Partnership (2001 Chair), and the University of Houston Law Center Foundation. He also serves on the Board of Trustees of the Kayser Foundation and Texas Children’s Hospital.

GEORGE MARTINEZ, age 62 Class III Nominee, Chairman of the Board and Director of the Company; Director of the Bank (Executive Committee; Asset/Liability Management Committee of the Bank)	Director since 1980. Mr. Martinez has served as Chairman of the Company since 1994 and also served as Chief Executive Officer of the Company from 1980 to 2001. From September 1980 to December 1994, Mr. Martinez was President and Chief Executive Officer of the Company. Mr. Martinez has been a director and executive officer of the Bank since 1974. He has served as Chairman of the Bank since 1989 and also served as Chief Executive Officer of the Bank from 1980 to 2001. Mr. Martinez also serves as a director of NCI Building Systems, Inc., a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

STEVEN F. RETZLOFF, age 48 Class III Nominee and Director of the Bank	Director since 1988. Mr. Retzloff has been President of Retzloff Industries, Inc., a manufacturer of trailers based in Houston, Texas, for more than the past five years.

Directors Continuing in Office:

GEORGE BEATTY, JR., age 65 Class I Director (Audit Committee)	Director since 2002. Mr. Beatty has served as President of George Beatty Associates, a consulting firm for small to medium sized business, since June 2002. Prior to his retirement from the Greater Houston Partnership, he was President of the Chamber of Commerce Division of the Greater Houston Partnership from 1998 to 2002. Mr. Beatty served as senior vice president of the Partnership’s Member Services Division prior to assuming the role of Chamber Division President. Mr. Beatty joined the Partnership in 1990 from the position of Dean of Development at College of the Mainland in Texas City, Texas.

ANAT BIRD, age 52 Class I Director and Director of the Bank (Human Resources Programs Committee)	Director since 2002. Ms. Bird has been the President and Chief Executive Officer of SCB Forums, Ltd., a company she founded which arranges and facilitates peer group meetings for bank executives as well as provides consulting services to financial services companies, for more than the past five years. Ms. Bird served as Chief Executive Officer of California Community Bankshares from March to November 2001. She served as Executive Vice President of Wells Fargo Bank in Sacramento, California from August 1997 to March 2001. Ms. Bird also serves as a director of First Indiana Corporation, a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

J. DOWNEY BRIDGWATER, age 46

President and Chief Executive Officer of the

Company and the Bank, Class II Director of the

Company and Director of the Bank (Executive

Committee; Trust Administrative Committee and

Asset/Liability Committee of the Bank)

Director since 1998. Mr. Bridgwater was elected President of the Company and the Bank in December 1997. In January 2002, Mr. Bridgwater assumed the additional role of Chief Executive Officer of the Company and the Bank.

DAVID L. HATCHER, age 61 Class II Director (Executive Committee)	Director since 1999. Mr. Hatcher has been President of KMG Chemicals, Inc., a specialty chemical manufacturer, for more than the past five years. Mr. Hatcher also serves as a director of KMG Chemicals, Inc., a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

JAMES J. KEARNEY, age 60 Class II Director (Asset/Liability Management Committee of the Bank)	Director since 1995. Since November 2003, Mr. Kearney has been Senior Vice President for Morgan Keegan, who provides brokerage, investment banking, trust, and other financial services. Mr. Kearney was Senior Vice President for the Houston, Texas office of Robert W. Baird & Co., a New York Stock Exchange investment banking and securities brokerage firm, from January 2001 through November 2003. From 1974 until December 2000, Mr. Kearney was Senior Vice President and Director of the Private Client Group for the Houston, Texas office of SG Cowen & Co.

PAUL MICHAEL MANN, M.D., age 62 Class I Director (Asset/Liability Committee of the Bank)	Director since 1998. From October 1987 to the present, Dr. Mann has owned and has been an eye surgeon at Mann Eye Clinic, eye surgery clinics based in Houston, Texas that specialize in corrective eye surgery. From 1995 until October 2003, Dr. Mann was also an owner and an eye surgeon at Mann/Berkeley Eye Center.

G. EDWARD POWELL, age 67 Class II Director (Audit Committee and Corporate Governance and Nominating Committee)	Director since 2000. Since April 2002, Mr. Powell has been a partner with Mills and Stowell, an investment banking firm. From 1994 until 2002, Mr. Powell provided consulting services to emerging and middle market businesses. From 1982 until his retirement in 1994, Mr. Powell served as the managing partner of the Houston office of Price Waterhouse & Co., a major public accounting and consulting firm.

THOMAS A. REISER, age 52 Class I Director (Audit Committee)	Director since 1994. Since October 2002, Mr. Reiser has been the Chairman of the Oil and Gas division of Brown & Brown, Inc., an independent insurance agency. From February 1985 until October 2001, Mr. Reiser was Chairman and Chief Executive Officer of Technical Risks, Inc., a specialized insurance agency based in Houston, Texas. Mr. Reiser also serves as a director of AROC, Inc., a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

RAIMUNDO RIOJAS E., age 63 Class II Director (Human Resources Programs Committee)	Director since 1994. Mr. Riojas has been the President of Duwest, Inc., a joint venture of Westrade, Inc. and E.I. Dupoint de Nemours, engaged in the distribution of agricultural chemical products, for more than the past five years.

HOWARD T. TELLEPSEN, JR., age 59 Class I Director (Asset/Liability Committee of the Bank)	Director since 1994 including prior service as a director of the Bank. Mr. Tellepsen has been Chairman and Chief Executive Officer of Tellepsen Corporation, a commercial construction firm based in Houston, Texas, for more than the past five years.

Advisory directors. Thomas B. McDade and P. Michael Wells currently serve as advisory directors of the Company. It is anticipated that Mr. McDade and Mr. Wells will be re-appointed as advisory directors at the annual meeting of the Board that immediately follows the Meeting. In addition, the Board may from time to time appoint additional advisory directors to the Board.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES

OF THE BOARD AND COMMITTEES OF THE BANK

Compensation of Directors

For the 2003-2004 Board year, which ends with the meeting on April 26, 2004, non-employee directors and advisory directors of the Company received an annual retainer fee of $15,000 paid in the form of 1,252 shares of Common Stock, a fee of $2,500 per quarterly Board meeting attended and a fee of $750 per committee meeting attended. Additionally, each non-employee director and advisory director received a fee of $200 for participating in special telephonic meetings of the Company’s Board. The chair of the Audit Committee receives an additional annual retainer of $10,000 which is payable in the same manner as the annual retainer for all directors. The Company reimburses the directors for their travel expenses for attending meetings.

The compensation payable to the non-employee directors and advisory directors in consideration of their 2004-2005 Board service will be determined by the Human Resources Programs Committee based upon a number of factors, including available information for comparable public companies and banking organizations, the amounts that have been paid in prior years to directors of the Company, the duties and responsibilities of the directors, and the Company’s financial and stock performance. It is anticipated that the compensation payable to non-employee directors for the 2004 – 2005 Board year will be equal to or greater than the amounts paid for 2003 – 2004. Directors of the Company who are also employees of the Company do not receive fees for serving on or attending meetings of the Board or any committees on which they serve.

Board of Directors

During the 2003 fiscal year, the Board met six times and took certain additional actions by unanimous written consent. All directors attended 75 percent or more of the meetings of the Board and of the committees on which they served during 2003. It is the Company’s policy that all Board members be in attendance at the annual meeting of shareholders. All Board members were in attendance at the 2003 Annual Meeting of Shareholders.

Standing Committees of the Board

The Board has an Audit Committee, a Human Resources Programs Committee, which is the Company’s compensation committee, a Corporate Governance and Nominating Committee, and an Executive Committee.

Audit Committee. The directors who served on the Board’s Audit Committee during the 2003-2004 Board year were G. Edward Powell, Chairman, George Beatty, Jr. and Thomas Reiser. After reviewing the qualifications of the current members of the Audit Committee, and any relationships that they may have with the Company that might affect their independence from the Company, the Board has determined that (i) all current members of the Audit Committee are “independent” as defined in Section 10A of the Securities Exchange Act of 1934, (ii) all current Audit Committee members are “independent” as defined in the applicable rules of The Nasdaq Stock Market, Inc., (iii) all current committee members are financially literate, and (iv) Mr. Powell qualifies as an audit committee financial expert under the applicable rules promulgated to the Securities Exchange Act of 1934. The Audit Committee has the power and authority to act on behalf of the Board with respect to the appointment of the Company’s independent auditors and with respect to authorizing all audit and other activities performed for the Company by its internal and independent auditors. The Audit Committee provides a direct contact between the Company’s independent public accounting firm and the financial management of the Company and assists the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices and performing such other functions as may be prescribed with respect to audit committees under the applicable rules and regulations of The Nasdaq Stock Market, Inc. Furthermore, the Audit Committee assists the Board in performing its oversight responsibilities related to corporate accounting, financial reporting practices, the quality and integrity of financial reports as well as compliance with policies and procedures and compliance of the Company’s financial statements and internal controls with Federal and State banking and securities regulatory requirements and business ethics. The Audit Committee also evaluates the Company’s system of internal controls, the internal audit function and other related areas. The Audit Committee met eight regularly scheduled times during 2003. The Board has a revised written charter for the Audit Committee and a copy of the revised Audit Committee Charter is attached as Appendix A. The Audit Committee Charter can also be accessed electronically in the corporate governance section which is on the investor relations page of the Company’s website at www.banksterling.com or by writing to the Company at Sterling Bancshares, Inc., Attention: Secretary, 2550 North Loop West, Suite 600, Houston, Texas 77092.

Human Resources Programs Committee. Raimundo Riojas E., Chairman and Anat Bird served on the Board’s Human Resources Programs Committee during the 2003-2004 Board year. Thomas B. McDade, advisory director of the Company, also served as an advisory member on the Human Resources Programs Committee during the year. All current members of the Human Resources Programs Committee are non-employee directors and are “independent” as defined in the applicable rules of The Nasdaq Stock Market, Inc. The primary function of the Human Resources Programs Committee is to develop, review, and make recommendations with respect to the Company’s executive compensation policies and to oversee the Company’s incentive compensation plans and equity-based plans. As part of its responsibilities, the Human Resources Programs Committee administers the Company’s 1994 Stock Incentive Plan, as amended, the Company’s 1994 Employee Stock Purchase Plan, and the Company’s 2003 Stock Incentive and Compensation Plan. The Human Resources Programs Committee met nine times during 2003.

Executive Committee. The directors of the Company who served on the Executive Committee during the 2003-2004 Board year were Bruce J. Harper, Chairman, J. Downey Bridgwater, John H. Buck, David L. Hatcher, and George Martinez. The primary function of the Executive Committee is to review the Company’s and the Bank’s performance and financial condition between Board meetings, review and recommend mergers and acquisitions and policies to the Board, and review significant capital expenditures for both the Company and the Bank. The Executive Committee met eight times during 2003.

Corporate Governance and Nominating Committee. Bruce J. Harper, Chairman John H. Buck, and G. Edward Powell served on the Corporate Governance and Nominating Committee for the 2003-2004 Board Year. Each of the members of the Corporate Governance and Nominating Committee meets the definition of “independence” as set forth in the applicable rules of The Nasdaq Stock Market, Inc. The primary functions of the Corporate Governance and Nominating Committee are to advise the Board concerning the appropriate composition of the Board and its committees, serve as nominating committee for the Board, advise the Board regarding appropriate corporate governance practices and assist the Board in achieving them, and perform such other functions as the Board may assign to the Corporate Governance and Nominating Committee from time to time. The Corporate Governance and Nominating Committee met three times during 2003. The Charter for the Corporate Governance and Nominating Committee as well as the Corporate Governance and Nominating Guidelines of the Company can be accessed electronically in the corporate governance section on the investor relations page of the Company’s website at www.banksterling.com or by writing to the Company at Sterling Bancshares, Inc., Attention: Secretary, 2550 North Loop West, Suite 600, Houston, Texas 77092.

The Corporate Governance and Nominating Committee will, in accordance with the Company’s Bylaws, consider shareholder recommendations for directors sent to the Secretary of the Company, Sterling Bancshares, Inc., 2550 North Loop West, Suite 600, Houston, Texas 77092. Shareholder recommendations for director must contain and be accompanied by certain information as specified in the Company’s Bylaws including (i) the name and address of the shareholder recommending the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the shareholder giving the notice and the recommended nominee, (iv) the name, age, occupation and address of the recommended nominee and such other information related to the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (v) the consent of the recommended nominee to serve as a director of the Company if elected. To timely submit a recommendation for director for an upcoming annual meeting, it is necessary that you notify the Company not less than 120 days nor more than 150 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to shareholders. The Company’s 2004 Proxy Statement was first sent to shareholders on March 15, 2004. Thus, in order for such nomination to be considered by the Company for the 2005 annual meeting, it must be received by the Company not later than November 17, 2004. This notice must meet all other requirements contained in the Company’s Bylaws and we recommend that any shareholder desiring to make a nomination obtain a copy of the Company’s Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices.

When identifying director nominees, the Corporate Governance and Nominating Committee will consider the following:

•	The classification of the nominee as an “inside,” affiliated,” or “independent” director as described in the Corporate Governance and Nominating Guidelines;

•	The nominee’s reputation, integrity and “independence” under the applicable rules of the Securities Exchange Commission and The Nasdaq Stock Market, Inc.;

•	The nominee’s skills in business, including understanding of finance, technology and other knowledge needed on the Board;

•	The diversity represented on the Board and the diverse points of view offered by the nominee;

•	The nominee’s ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at board and committee meetings, taking into consideration the number of other public companies for which the nominee serves as a director; and

•	The nominee’s interest, capacity and willingness, in conjunction with other members of the Board, to serve the long-term interests of the Company’s shareholders.

In the case of current directors being considered for re-nomination, the Corporate Governance and Nominating Committee will also take into account such director’s performance review including, among other items, the director’s history of attendance at Board and committee meetings, the director’s tenure as a member of the Board and the director’s preparation for and participation in such meetings.

The Corporate Governance and Nominating Committee reviews annually with the Board and Chief Executive Officer the skills and characteristics required for the Board relative to those actually represented on the Board. In such process, the Corporate Governance and Nominating Committee shall identify any needs to add a new board member who meets specific criteria or to fill a vacancy on the Board. If a need is identified, the Corporate Governance and Nominating Committee shall initiate a search and screening process seeking input from other Board members and hiring a search firm, if necessary. The Corporate Governance and Nominating Committee shall also consider recommendations for nominees for directorships as submitted by shareholders. The Chairman of the Board and all members of the Corporate Governance and Nominating Committee shall interview prospective candidates that meet the specific criteria and otherwise qualify for membership on the Board. The Corporate Governance and Nominating Committee shall keep the full Board informed at all times during the process. The Corporate Governance and Nominating Committee shall take its recommendation to the full Board seeking its endorsement of the final candidate(s). The invitation to join the Board shall be extended by the Chairman of the Corporate Governance and Nominating Committee, who may choose to have the Chairman of the Board or the Chief Executive Officer participate in the invitation as well. The final candidate(s) are nominated by the full Board or elected to fill a vacancy. The Corporate Governance and Nominating Committee has recommended to the Board and the Board has unanimously nominated, the six individuals for election as Class III directors at the Meeting. Each of the director nominees other than Mr. LaBoon is presently one of the Company’s directors. Messrs. Beatty and Calaway, each of whom are non-management directors, recommended Mr. LaBoon to the Corporate Governance and Nominating Committee.

Director Independence

The Board has determined that (i) all the director nominees, except for Mr. Martinez and Mr. LaBoon, are “independent” as that term is defined in the applicable rules of The Nasdaq Stock Market, Inc., and (ii) except for Mr. Bridgwater, all directors not standing for election at the Meeting are “independent” as that term is defined in the applicable rules of The Nasdaq Stock Market, Inc. There are no family relationships between any nominees, directors and executive officers. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Certain Transactions” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined based on its understanding of such transactions and relationships that all current directors are independent of the Company under the standards set forth by The Nasdaq Stock Market, Inc., with the exception of Messrs. Martinez and Bridgwater. Messrs. Bridgwater and Martinez are not independent because of their employment as senior executives of the Company. Mr. LaBoon, a director nominee, is a partner with Locke Liddell & Sapp LLP, a Texas based law firm that performs substantial services on behalf of the Company and in the judgment of the Board is not considered independent.

Shareholder Communications with Directors

Shareholders or other interested parties can contact any director or committee of the Board by writing to them in care of Secretary, Sterling Bancshares, Inc., 2550 North Loop West, Suite 600, Houston, Texas 77092 or by sending an email to boardofdirectors@banksterling.com. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance and Nominating Committee. All complaints and concerns will be received and processed by the General Counsel’s office and will be delivered to the Board, Audit Committee or designated director, as applicable.

Standing Committees of the Bank

In addition to the standing committees of the Board discussed above, the Bank has established several other committees comprised of the Company’s directors, directors of the Bank and certain officers of the Company and the Bank. While these additional committees do not constitute formal committees of the Board due to the membership of certain non-directors, these committees provide significant assistance in reviewing and recommending matters to the Board as well as oversight functions relating to the operations of the Bank.

Asset Quality Committee. This bank committee functioned for the majority of 2003 until its responsibilities and actions were assumed by the board of directors of the Bank in December 2003. Prior to that time, Steven F. Retzloff, Chairman, and J. Downey Bridgwater were the two members of the Board that also served on the Asset Quality Committee during the 2003 Board year. Mark Aderman, Daryl D. Bohls, Clinton Dunn, Dan Evans, Scott Lester, Phil Montgomery, Glenn W. Rust, Mike Skowronek, and Sammy York, officers of the Bank, also served on the Asset Quality Committee during the year. The primary function of the Asset Quality Committee was to provide oversight and guidance with respect to the Bank’s loan portfolio, lending practices, loan review program, and compliance with loan policies and procedures. The Asset Quality Committee met five times during 2003.

Asset/Liability Management Committee. The Asset/Liability Management Committee for the 2003-2004 Board year included James J. Kearney, Chairman, J. Downey Bridgwater and George Martinez, each a member of the Board. In addition, Larry Burrow, Dane Grant, Freddy Hurst, Charles M. Neff, Pat Oaks, and Stephen C. Raffaele, current officers of the Bank, also served on the Asset/Liability Management Committee during the year. The primary function of the Asset/Liability Management Committee is to provide oversight and guidance with respect to investment and borrowing decisions impacting credit quality of the investment portfolio, interest rate risk sensitivity and liquidity. The Asset/Liability Management Committee met eight times during 2003.

Service Quality Committee. This bank committee functioned for the majority of 2003 until it was dissolved in December 2003 when its responsibilities were assumed by the senior management of the Bank. Prior to the Service Quality Committee’s dissolution, the directors of the Company who served on the Service Quality Committee during the 2003 Board year were Paul Michael Mann, M.D., Chairman, J. Downey Bridgwater, and Howard T. Tellepsen, Jr. Jerry Edrington, Bambi McCullough, Bob Neyland, and Dan Steele, officers of the Bank, also served on the Service Quality Committee during the year. The primary function of the Service Quality Committee was to monitor the Bank’s overall service quality. The Service Quality Committee met four times during 2003.

Information Technology Committee. This bank committee functioned for the majority of 2003 until its responsibilities and actions were assumed by the board of directors of the Bank in December 2003. Prior to that time, James D. Calaway, Chairman, Anat Bird, and J. Downey Bridgwater were the three members of the Board that also served on the Information Technology Committee during the 2003 Board year. Jim Broughton, Deborah Dinsmore, Travis Jaggers, Glenn W. Rust, Bob Smith and Chuck Wolf, officers of the Bank, also served on the Information Technology Committee during the year. The primary function of the Information Technology Committee was to oversee the Company’s and Bank’s technology strategy and approve major technology related capital expenditures. The Information Technology Committee met five times during 2003.

Trust Administrative Committee. The Company’s directors who served on the Trust Administrative Committee during the 2003-2004 Board year were Glenn H. Johnson, Chairman and J. Downey Bridgwater. P. Michael Wells, an advisory director of the Company, and Danny Buck, James W. Goolsby, Jr., Kay King, Joseph L. Klingen, Lynn Prude, Ray Vitulli, and Arved White, current officers of the Bank, also served on the Trust Administrative Committee during the year. The primary function of the Trust Administrative Committee is to oversee the trust and asset management operations of the Company and the Bank, review and ratify new accounts, and approve the products and services offered through the Bank’s trust and asset management department. The Trust Administrative Committee met six times during 2003.

AUDIT COMMITTEE REPORT

The Board has adopted a revised written charter for the Audit Committee and a copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement. Each year the Audit Committee reviews the charter and reports to the Board its adequacy in light of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the rules of The Nasdaq Stock Market, Inc. In accordance with the Audit Committee Charter, the Audit Committee has the power and authority to act on behalf of the Board with respect to the appointment of the Company’s independent auditors and with respect to authorizing all audit and other activities performed for the Company by its internal and independent auditors. Further, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee consists of three directors, each of whom are listed below. After reviewing the qualifications of the current members of the Audit Committee, and any relationships that they may have with the Company, the Board has determined that (i) all current members of the Audit Committee are “independent” as defined in Section 10A of the Securities Exchange Act of 1934, (ii) all current Audit Committee members are “independent” as defined in the applicable rules of The Nasdaq Stock Market, Inc., (iii) all current committee members are financially literate, and (iv) Mr. Powell qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Securities Exchange Act of 1934. During fiscal year 2003, the Audit Committee met eight times, and following a review by the Audit Committee, the chair of the Audit Committee, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibilities with respect to the audit process, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent auditors. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee determined that the non-audit services provided to the Company by Deloitte & Touche LLP, the Company’s independent auditors (discussed below) are compatible with maintaining the independence of the independent auditors.

The Audit Committee reviewed, with management and the independent auditors, the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003 and the related management’s discussion and analysis of financial condition and results of operations prior to filing with the Securities and Exchange Commission. Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and the independent auditors have the responsibility for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to shareholder approval, Deloitte & Touche LLP the independent auditors and the Board concurred in such recommendation.

Audit Committee:

G. Edward Powell, Chairman

George Beatty, Jr.

Thomas Reiser

This report by the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

INDEPENDENT ACCOUNTANTS’ FEES

The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

Audit Fee Table

	Audit Fees	Audit – Related Fees	Tax Fees	All Other Fees	Total Fees and Expenses
2003	$219,500	$178,100	$143,500	—	$541,100
2002	$198,550	$81,438	$40,300	$30,925	$351,213

Audit Fees. Consists primarily of fees billed for professional services for the audit and quarterly reviews of the consolidated financial statements, statutory audits of subsidiaries required by governmental bodies, comfort letters, consents, assistance with and review of documents filed with the Securities and Exchange Commission and accounting and financial reporting consultations and research work necessary to comply with generally accepted accounting standards.

Audit-Related Fees. Consists primarily of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include reviews of Item Processing, Data Center, Internet Banking, Auto Transfer, CL/IL, account analysis, random offices, and professional services in connection with the review of an offering circular related to an offering of subordinated debentures by the Bank.

Tax Fees. Consists of fees billed for professional services for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance and assembling data to respond to governmental reviews of past tax filings and tax advice.

All Other Fees. Other fees in 2002 related primarily to professional fees for systems testing.

Policy on Audit Committee Pre-Approval of Audit Services

The Audit Committee Charter provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In accordance with such law, the Audit Committee has delegated the authority to grant such pre-approvals to the Audit Committee chair, which approvals are then reviewed by the full Audit Committee at its next regular meeting. Typically, however, the Audit Committee itself reviews the matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent auditors include the Audit Committee reviewing a budget for audit services, audit-related services, tax services and other services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted. Audit Committee approval would be required to exceed the budgeted amount for a particular category of the services or to engage the independent auditors for any services not included in the budget. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

EXECUTIVE COMPENSATION

Human Resources Programs Committee Report

The Human Resources Programs Committee of the Board is responsible for evaluating the performance of management, administering the Company’s 2003 Stock Incentive and Compensation Plan, 1994 Employee Stock Purchase Plan, 1994 Stock Incentive Plan, as amended and restated (the “1994 Incentive Plan”), 1984 Incentive Stock Option Plan, determining and making recommendations to the Board with respect to compensation for the officers, employees and agents of the Company, and developing and making recommendations to the Board with respect to the Company’s executive compensation policies. During the 2003-2004 Board year, Raimundo Riojas E, Chairman, and Anat Bird served on the Human Resources Programs Committee. Thomas B. McDade, advisory director of the Company, also served as an advisory member of the Human Resources Programs Committee during the year. The Human Resources Programs Committee prepares a report which sets forth the components of the Company’s executive officer compensation program and describes the basis on which the 2003 compensation determinations were made by the Human Resources Programs Committee with respect to the executive officers of the Company. The following is the report from the Human Resources Programs Committee of the Board describing the policies pursuant to which compensation was paid to executive officers of the Company during 2003.

Compensation Policies for Executive Officers

The Company believes that compensation of its executive officers should reflect and support the Company’s strategic goals, the primary goal being the creation of long-term value for the Company’s shareholders while protecting the interests of the depositors of the Company’s subsidiary bank. The Human Resources Programs Committee believes that these goals are best served by compensating its executive officers competitively with similarly situated executive officers in the banking industry and rewarding individuals for outstanding contributions to the Company’s success.

Under the guidance of the Human Resources Programs Committee, the Company currently employs, (1) a base salary structure that reflects the responsibilities relating to the position and individual performance, (2) an incentive compensation program that closely aligns compensation with the Company’s financial performance, and (3) with respect to certain executive officers, variable performance awards payable in stock or stock options and tied to the Company’s achievement of certain goals or milestones. The base salary levels are determined through comparisons of salary levels of executive officers of banking organizations of similar size. In addition, the Human Resources Programs Committee takes into account individual experience and performance and specific issues particular to the Company.

The Company, following the recommendation of the Human Resources Programs Committee, has adopted an incentive compensation program (the “Incentive Program”) primarily for officers of the Bank, including the named executive officers of the Company. The Incentive Program, the components of which are reviewed annually by the Human Resources Programs Committee, provides that officers will receive incentive compensation equal to a designated percentage of the Company’s earnings in excess of those earnings needed to provide a minimum specified return on equity (“ROE”). Since 1995, this earnings threshold has been 12% ROE, with 27% of earnings above the 12% ROE threshold being used to fund the Incentive Program. Eighty percent of the incentive compensation fund is allocated among all of the officers based on a point system relating to salary, level of responsibility, individual performance and, where applicable, bank office and departmental performance. The remaining twenty percent is allocated among both officer and non-officer employees based on bank office, departmental and individual performance.

In addition, the Company’s executive officers, including each of the named executive officers, participates in the Company-wide employee savings plan (the “Savings Plan”), that includes both the matching of employee contributions and also profit sharing contributions by the Company. The Board determines the amount, presently set at 10% of net earnings before taxes, to be contributed to the Savings Plan on behalf of the participants with respect to a given taxable year, subject to applicable Internal Revenue Service regulations. Quarterly, the Company matches with Common Stock of the Company, one-half of each employee’s contributions to the Savings Plan up to 6% of the employee’s deferred salary contributions to the Savings Plan. Profit sharing contributions, which are applied first to matching contributions, are allocated to participant accounts based on the ratio which the compensation of each participant bears to the compensation of all participants eligible to participate in the Savings Plan. In 1996, the Company adopted the Sterling Bancshares, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) to enable eligible participants, including the named executive officers of the Company, to make and receive contributions on a tax deferred basis which are otherwise precluded from being credited to their Savings Plan accounts under applicable regulations of the Internal Revenue Service.

The Company’s executive officers, including each of the named executive officers, are eligible to receive awards under the Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan (the “2003 Incentive Plan”) and for a portion of 2003, were eligible to receive awards under the 1994 Incentive Plan. The Human Resources Programs Committee considers several factors in determining whether awards are granted to an executive officer under the 2003 Incentive Plan. Such factors include the executive’s position in the Company, his or her performance and responsibilities, the amount of options or other awards, if any, currently held by the officer, the vesting schedules and the executive officer’s other compensation. Although the Human Resources Programs Committee does not follow any established schedules or formulas for the issuance of awards such as options or restricted stock, the Human Resources Programs Committee will generally set the terms of any such award to achieve its goal as a long-term incentive award by providing for a vesting schedule of several years or tying the vesting to the achievement of particular corporate milestones. In addition to the authority to grant stock options, the 2003 Incentive Plan authorizes the Human Resources Programs Committee to make other incentive awards to executives and other eligible officers including restricted stock awards, performance awards, bonus stock awards, and other stock-based awards. During 2003, stock options were awarded under the 1994 Incentive Plan to Mr. Bridgwater, Mr. Martinez, and Mr. Raffaele, covering 8,000, 4,000 and 35,000 shares, respectively. On December 31, 2003, Mr. Bohls and Mr. Rust were each granted 4,500 shares of restricted stock pursuant to their respective breakthrough stock award agreements previously executed with the Company. At the time of the grants, 25% of the shares were vested and no longer subject to forfeiture and each was issued 1,125 shares of the Company’s Common Stock. The remaining 3,375 shares for each of Mr. Bohls and Mr. Rust will vest at an additional 25% on each of the next three anniversaries of such grants.

The Human Resources Programs Committee will continue to monitor the salary levels of the Company’s executive officers, including the named executive officers, to ensure that components of compensation are consistent with the Company’s objectives. The amounts contributed by the Company to the Savings Plan, the 401(k) Plan matching accounts and the Deferred Compensation Plan accounts of the named executive officers for fiscal year 2003 totaled $127,393.

Chief Executive Compensation

As President and Chief Executive Officer, Mr. Bridgwater is compensated pursuant to an employment agreement entered into effective January 1, 2002. The agreement extends through December 31, 2006, subject to earlier termination under certain circumstances. Mr. Bridgwater’s employment agreement provides for an annual base salary of $272,000, subject to annual review by the Human Resources Programs Committee which may recommend to the Board of Directors an increase in the base salary if it is determined to be appropriate. For fiscal year 2003, the Human Resources Programs Committee recommended, and the Board of Directors approved, an increase in Mr. Bridgwater’s annual base salary to $300,000. Accordingly, Mr. Bridgwater’s annual base salary for fiscal year 2003 was $300,000, and such salary remains subject to annual review by the Human Resources Programs Committee. Mr. Bridgwater is also entitled to receive bonuses pursuant to the Incentive Program generally available to the Company’s executive officers. In addition, Mr. Bridgwater is entitled to receive annual awards of options and restricted shares if certain performance objectives set forth in his employment agreement are satisfied. For fiscal year 2003, Mr. Bridgwater received a bonus of $23,127 pursuant to the Incentive Program. Mr. Bridgwater also received a cash bonus of $150,000 in March 2003 based upon the financial performance of the Bank during 2002. Additionally, Mr. Bridgwater received a cash bonus of $150,000 following the sale of Sterling Capital Mortgage Company. Mr. Bridgwater received options covering 8,000 shares during 2003. The amount contributed by the Company to the Savings Plan and Deferred Compensation Plan accounts of Mr. Bridgwater for fiscal year 2003 was $25,207. In determining the amount and form of Mr. Bridgwater’s annual base salary, bonus and contributions for fiscal year 2003, the Human Resources Programs Committee took into account the Company’s financial performance during 2002 and the satisfaction of certain financial goals for such period, the consummation of the sale of Sterling Capital Mortgage Company and the benefits received by the Company from such transaction, the effectiveness and quality of Mr. Bridgwater’s leadership of the Company in a difficult economic environment and, in particular, Mr. Bridgwater’s ongoing efforts to implement the Company’s business and growth strategies. The Human Resources Programs Committee believes that Mr. Bridgwater’s total compensation is reasonable and competitive based upon compensation survey data and comparable performance information.

The report by the Human Resources Programs Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

Human Resources Programs Committee:

Raimundo Riojas E., Chairman

Anat Bird

Compensation Committee Interlocks and Insider Participation

During 2003, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Human Resources Programs Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Human Resources Programs Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Human Resources Programs Committee (i) was an officer or employee of the Company or any of its subsidiaries in 2003, (ii) was formerly an officer or employee of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure under this section.

PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return indices of the Russell 2000 Index and the SNL Securities $1 Billion-to-$5 Billion Asset Bank Index for the period between December 31, 1998 and December 31, 2003. The historical stock price performance for the Company’s stock shown on the graph is not necessarily indicative of future stock performance. The information on the Company’s Common Stock has been adjusted to reflect the three-for-two splits (effected as stock dividends) that were implemented in 1998 and 2001.

The performance graph and related description shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. There can be no assurance the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

Composite of Cumulative Total Return (1)

Russell 2000, SNL Securities $1 Billion-$5 Billion Asset Bank Index (2) and

Sterling Bancshares, Inc.

Period Ending

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Sterling Bancshares, Inc.	100.00	76.32	136.90	131.69	130.08	143.76
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
SNL $1B-$5B Bank Index	100.00	91.91	104.29	126.72	146.28	198.92

(1)	Assumes that the value of the investment in the Company, and each index, was $100 on December 31, 1998 and that all dividends were reinvested.
(2)	The SNL Securities $1 Billion-to-$5 Billion Asset Bank Index is comprised of all publicly traded banking institutions (139 total institutions) with more than $1 billion and less than $5 billion in total assets as of September 30, 2003.

EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

The following sets forth certain information with respect to the current executive officers and other significant employees of the Company and the Bank.

Name	Age	Position

George Martinez	62	Chairman of the Board

J. Downey Bridgwater	46	President and Chief Executive Officer

Stephen C. Raffaele	38	Executive Vice President and Chief Financial Officer

Glenn W. Rust	48	Executive Vice President and Chief Operations Officer

Daryl D. Bohls	52	Executive Vice President and Chief Credit Officer

Bambi L. McCullough	46	Executive Vice President and Chief Service Officer

Wanda S. Dalton	54	Senior Vice President and Director of Human Resources

James W. Goolsby, Jr.	44	Senior Vice President, General Counsel and Secretary

Graham B. Painter	56	Senior Vice President and Director of Corporate Communications

Danny L. Buck	48	Regional CEO of the Bank - San Antonio Region

Clinton Dunn	56	Regional CEO of the Bank - Dallas Region and Southwest Region, Houston

Travis Jaggers	55	Regional CEO of the Bank - West and Southeast Regions, Houston

Mike Skowronek	54	Regional CEO of the Bank - North and City Regions, Houston

Information regarding the business experience of Messrs. Martinez and Bridgwater is set forth under the “Nominees for Election as Directors.”

Stephen C. Raffaele was named Executive Vice President and Chief Financial Officer of the Company in March 2003. Since August 1999, Mr. Raffaele has been Senior Vice President and Treasurer of the Company. From 1997 until he joined the Company, Mr. Raffaele served as Chief Investment Strategist for Coastal Securities, a Houston-based institutional brokerage firm, where he was responsible for the firm’s banking strategies, analytics, research and systems development.

Glenn W. Rust has been Executive Vice President and Chief Operations Officer for more than the past five years.

Daryl D. Bohls has been Executive Vice President and Chief Credit Officer for more than the past five years.

Bambi L. McCullough joined the Company in 1981 and has been Executive Vice President and Chief Service Officer since April 2001. From January 1996 to April 2001, Ms. McCullough was Senior Vice President for Human Resources and Human Development.

Wanda S. Dalton has been the Senior Vice President and Director of Human Resources since joining the Company in April 2001. From May 1999 to April 2001, Ms. Dalton was Vice President and Regional Human Resources Manager for Compass Bank with responsibility for employment and employee relations for Compass’ Houston and Central Texas operations.

James W. Goolsby, Jr. has been Senior Vice President, General Counsel and Secretary of the Company since March 2001. From June 1999 through February 2001, Mr. Goolsby served as Vice President and Assistant General Counsel. Prior to joining the Company in June 1999, Mr. Goolsby was an associate with the law firm of Jackson Walker L.L.P.

Graham B. Painter is Senior Vice President of Corporate Communications for the Company. He was named to that position in October 2002, and is responsible for the Bank’s public relations, community relations, advertising and employee communications. From 1996 until September 2002, he was Vice President of Public Affairs for CenterPoint Energy where he was responsible for electrical and natural gas related communications as well as international consulting.

Danny L. Buck became Regional CEO of the Bank for the San Antonio Region in March 2001 in connection with the acquisition of CaminoReal Bancshares. From 1997 until he joined the Bank in 2001, Mr. Buck was the Executive Vice President of CaminoReal Bank in San Antonio and was responsible for expanding CaminoReal’s presence in San Antonio through internal growth, opening new offices, attracting new lenders, and identifying bank merger candidates.

Clinton Dunn was named Regional CEO of the Bank for the Southwest Houston and Dallas Regions in June 2002. Prior to that time Mr. Dunn was CEO of the Bellaire banking office. From May 1997 until August 1999, Mr. Dunn was President of the Stafford branch of The State Bank of Texas.

Travis Jaggers was named Regional CEO of the Bank for the West and Southeast Regions, Houston, in October 2001. From January 1997 through September 2001, Mr. Jaggers was CEO of the Gulf Freeway, Spencer Highway and Deer Park banking offices.

Mike Skowronek was named Regional CEO of the Bank for the North and City Regions, Houston, in October 2001. Mr. Skowronek was CEO of the Heights banking office from April 1996 through May 2001 and CEO of the Mangum banking office from May 2001 to the present.

SUMMARY COMPENSATION TABLE

The following table sets forth for 2003, 2002 and 2001 the compensation of (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company or the Bank who were serving as executive officers at the end of 2003.

		Annual Compensation			Long Term Compensation (4)				All (8) Other Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other (3) Annual Compensation	Securities Underlying Options		LTIP Payouts
George Martinez Chairman (1)	2003 2002 2001	$250,000 250,000 280,000	$95,387 49,395 46,226	— — —	4,000 — —		— — —		$27,241 35,853 33,998

J. Downey Bridgwater President and Chief Executive Officer (1)	2003 2002 2001	$300,000 272,000 235,000	$323,127 48,059 38,533	$48,601 — —	8,000 1,298 —		— — $693,900	(6)	$31,207 38,967 28,534

Stephen C. Raffaele Executive Vice President Chief Financial Officer (2)	2003 2002 2001	$209,173 120,000 116,000	$194,624 73,412 26,200	$16,759 — —	35,000 — —		— — —		$23,433 16,549 14,085

Glenn W. Rust Executive Vice President and Chief Operations Officer	2003 2002 2001	$195,000 185,000 168,611	$86,236 40,318 32,534	— — —	— — —		$59,850 — 67,275	(7) (6)	$25,697 28,967 23,299

Daryl D. Bohls Executive Vice President and Chief Credit Officer	2003 2002 2001	$182,505 160,000 154,500	$56,967 38,697 29,897	— — —	— — 998	(5)	$59,850 — 67,275	(7) (6)	$22,846 30,722 21,826

(1)	Prior to January 1, 2002, Mr. Martinez served as the Company’s Chairman and Chief Executive Officer and Mr. Bridgwater served as President.
(2)	Stephen C. Raffaele was named Executive Vice President and Chief Financial Officer of the Company in March 2003.
(3)	The Company provides various cash benefits and perquisites to the named executive officers. The cost of providing such benefits to the named executive officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses reported for each of the individuals during 2003, 2002 or 2001. During 2003, Mr. Bridgwater and Mr. Raffaele received tax reimbursements of $48,601 and $16,759, respectively.
(4)	At December 31, 2003 the aggregate number and value of all restricted shares held by each of the named executive officers were as follows: Bridgwater – 13,500 restricted shares, $179,550 value; Bohls – 4,500 restricted shares, $59,850 value; and Rust – 4,500 restricted shares, $59,850 value. These values are based on the closing price of $13.30 of the Company’s Common Stock on December 31, 2003. Dividends are not paid on all restricted shares at the same rate as the dividend rate received by all shareholders. Dividends are only paid on such shares after the shares are vested and issued.
(5)	Adjusted to reflect the three-for-two stock split that was effected on September 4, 2001.
(6)	On July 13, 2001, Mr. Bridgwater was awarded, on a split-adjusted basis, 54,000 shares of restricted stock, which were earned pursuant to a breakthrough stock award agreement previously executed by the Company. The value is based on the split-adjusted closing price of $12.85 of the Common Stock on July 13, 2001. Although Mr. Bridgwater was awarded 54,000 shares, only 25% of the shares (13,500 shares) were vested on the date of the grant. The remaining shares vest at an additional 25% on each of the next three anniversaries of the grant. On August 14, 2001, each of Mr. Bohls and Mr. Rust were awarded, on a split-adjusted basis, 4,500 shares of restricted stock which were earned pursuant to breakthrough stock award agreements previously executed by the Company. The values are based on the split-adjusted closing price of $14.95 of the Common Stock on August 14, 2001. Although Mr. Bohls and Mr. Rust each were awarded 4,500 shares, only 25% of the shares (1,125 shares) were vested on the date of the grant. The remaining shares for each of Mr. Bohls and Mr. Rust will vest at an additional 25% on each of the next three anniversaries of such grants.

(7)	On December 31, 2003, each of Mr. Bohls and Mr. Rust were awarded an additional 4,500 shares of restricted stock which were earned pursuant to the breakthrough stock award agreements discussed above in footnote (6). The values are based on the closing price of $13.30 of the Common Stock on December 31, 2003. Although Mr. Bohls and Mr. Rust each were awarded 4,500 shares, only 25% of the shares (1,125 shares) were vested on the date of the grant. The remaining shares for each of Mr. Bohls and Mr. Rust will vest at an additional 25% on each of the next three anniversaries of such grants.
(8)	The amounts in this column reflect the Company’s contribution to the Employee Savings Plan for the named executive officers during 2003, 2002, and 2001, together with the Company’s contribution for the same years to their 401(k) Plan matching accounts and to their Deferred Compensation Plan accounts. Such amounts, however, do not include (i) trust forfeitures occurring under the terms of the Employee Savings Plan, (ii) earnings on the undistributed balances held pursuant to the Employee Savings Plan for the benefit of participants, (iii) earnings on the undistributed balances of the Deferred Compensation Plan accounts of the named executive officers, or (iv) term life insurance premiums paid by the Company for the benefit of the named executive officers. The amount of such term life insurance premiums for 2003 were as follows, with comparable amounts having been paid in prior reported periods: Mr. Martinez, $1,124; Mr. Bridgwater, $1,154; Mr. Bohls, $767; Mr. Raffaele, $886 and Mr. Rust, $907.

STOCK OPTION PLANS

The Company maintains the 2003 Stock Incentive and Compensation Plan (the “2003 Incentive Plan”) for all of its officers and employees, which is administered by the Human Resources Programs Committee. An aggregate of 2,150,000 shares are issuable under the 2003 Incentive Plan. During 2003, stock options covering 234,712 shares were issued under the 2003 Incentive Plan. Additionally, prior to the adoption of the 2003 Incentive Plan at the 2003 Annual Meeting of Shareholders, the Company maintained the 1994 Stock Incentive Plan, as amended and restated (the “1994 Stock Incentive Plan”). Stock options covering 103,167 shares were issued under the 1994 Incentive Plan during 2003. During 2003, stock options covering an aggregate of 337,879 shares were issued under the 1994 Incentive Plan and the 2003 Incentive Plan of which stock options covering 47,000 shares of the Company’s Common Stock were issued to the executive officers named in the Summary Compensation Table.

Option Grants Table

The following table sets forth information concerning the grant of stock options during 2003 to the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Granted	Percent of Total Options Granted to Employees in 2003 (1)	Exercise or base price ($/Sh)	Expiration date	5%	10%
George Martinez (3)	4,000	1.18%	$12.39	02/26/2013	$31,155	$78,954

J. Downey Bridgwater (4)	8,000	2.37%	$12.39	02/26/2013	$62,310	$157,908

Stephen C. Raffaele (5)	35,000	10.46%	$12.51	03/03/2013	$275,251	$697,541

Glenn W. Rust	- 0 -	—	—	—	—	—

Daryl D. Bohls	- 0 -	—	—	—	—	—

(1)	The Company granted options representing 337,879 shares of the Company’s Common Stock to employees in 2003.
(2)	These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon future performance of the Company’s Common Stock and overall stock market conditions. The amounts are not intended to forecast future appreciation of the Company’s stock price.
(3)	The options granted to Mr. Martinez vest at a rate of 25% per year on each anniversary and become fully vested on the fourth anniversary of the date of grant.
(4)	The options granted to Mr. Bridgwater vest at 25% per year on each anniversary and become fully vested on the fourth anniversary.
(5)	The options granted to Mr. Raffaele vest at 25% per year on each anniversary and become fully vested on the fourth anniversary.

Option Exercises and Year-End Value Table

The following table sets forth information concerning the exercise of stock options during 2003 by the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the fiscal year-end value of unexercised options.

Option Exercises In Last Fiscal Year And Year-End Option Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the- Money Options at December 31, 2003 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George Martinez	101,544	$1,070,883	—	4,000	—	$3,660
J. Downey Bridgwater	—	—	96,644	22,551	$530,793	187,727
Stephen C. Raffaele	—	—	15,000	35,000	66,375	27,825
Glenn W. Rust	—	—	19,035	1,125	187,511	14,963
Daryl D. Bohls	—	—	25,637	3,270	146,348	26,445

(1)	An option is “in the money” if the market value of the Common Stock underlying the option (based on The Nasdaq Stock Market closing price of $13.30 on December 31, 2003) exceeds price of the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003, regarding compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in the first column)
Equity compensation plans approved by shareholders (1)	2,080,959	$10.03	1,892,275

Equity compensation plans not approved by shareholders (2)	—		—

Total	2,080,959		1,892,275

(1)	Consists of shares of our Common Stock issued or remaining available for issuance under our 2003 Stock Incentive and Compensation Plan, 1994 Stock Incentive Plan (as amended and restated), 1994 Employee Stock Purchase Plan, and 1995 Non-Employee Director Stock Compensation Plan.
(2)	The table above does not include information regarding the proposed Sterling Bancshares, Inc. 2004 Employee Stock Purchase Plan to be voted upon by the Company’s shareholders at the Meeting. Information about such plan may be found under Proposal 2: “Approval of the 2004 Employee Stock Purchase Plan” starting on page 30 of this Proxy Statement.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATION AGREEMENTS

The Company entered into employment agreements with Mr. Martinez and Mr. Bridgwater effective January 1, 2002.

George Martinez. Pursuant to Mr. Martinez’s employment agreement, the Company agreed to continue to employ Mr. Martinez as Chairman of both the Company and the Bank for a term of five years with a base salary of $250,000. The Human Resources Programs Committee shall review the base salary on an annual basis and may recommend to the Board, in its discretion, an increase in the base salary. The employment agreement further provides that Mr. Martinez shall be entitled to receive bonuses in the same manner as they are paid to other executive officers of the Company. The employment agreement is terminable by both the Company and Mr. Martinez, with or without cause.

If Mr. Martinez’s employment is terminated by the Company other than as a result of death, disability, for cause or a breach by Mr. Martinez of the employment agreement, Mr. Martinez will be entitled to receive all accrued and unpaid base salary and the following severance benefits: (1) continued payment of his base salary and bonuses as if he had remained employed through December 31, 2006, and (2) continued coverage under the Company’s medical, dental and life insurance plans through December 31, 2006, subject to limitations.

If Mr. Martinez terminates his employment because of a breach of the employment agreement by the Company, Mr. Martinez will be entitled to receive all accrued and unpaid base salary and the following severance benefits: (1) a lump sum cash payment, within ten days after the last day of his employment, in an amount equal to the base salary and bonuses he would have otherwise received if he had remained employed through December 31, 2006, and (2) continued coverage under the Company’s medical, dental and life insurance plans through December 31, 2006.

If Mr. Martinez’s employment is terminated by the Company as a result of death, disability, for cause or a breach of the employment agreement by Mr. Martinez, or if Mr. Martinez terminates his employment other than as a result of a breach of the employment agreement by the Company, then all compensation and benefits under the employment agreement shall cease and Mr. Martinez shall only be entitled to receive all accrued and unpaid base salary.

The employment agreement also contains provisions restricting Mr. Martinez’s disclosure of confidential information and his ability to engage in a competitive activity for (1) a period of one year following termination by the Company for any reason other than for cause or a breach by Mr. Martinez of the employment agreement or termination by Mr. Martinez because of a breach of the employment agreement by the Company, and (2) a period of two years following termination by the Company for cause or a breach by Mr. Martinez of the employment agreement or termination by Mr. Martinez for any reason other than a breach of the employment agreement by the Company.

Mr. Martinez has informed the Company of his intent to retire from his employment by the Company following the Meeting. While it is contemplated that Mr. Martinez’ employment by the Company will be terminated, Mr. Martinez will, assuming his reelection at the Meeting, continue to serve as director and Chairman of the Board. However, upon such retirement, Mr. Martinez’ employment agreement will be terminated.

It is contemplated that following the termination of his employment with the Company, Mr. Martinez will provide consulting services to the Company and the Bank. See the discussion of this proposed transaction under “Certain Transactions” below.

J. Downey Bridgwater. Pursuant to Mr. Bridgwater’s employment agreement, the Company agreed to employ Mr. Bridgwater as the Chief Executive Officer and President of both the Company and the Bank for a term of five years with a base salary of $272,000. The Human Resources Programs Committee shall review the base salary on an annual basis and may recommend to the Board, in its discretion, an increase in the base salary. Mr. Bridgwater’s annual base salary for 2003 was increased to $300,000. The employment agreement further provides that Mr. Bridgwater shall be entitled to receive bonuses in the same manner as they may be paid to other executive officers of the Company.

The employment agreement for Mr. Bridgwater also provides for grants of stock options and restricted shares of the Company’s Common Stock based upon the achievement of the performance objectives set forth in the employment agreement. The total aggregate number of shares which may be awarded under the employment agreement is 150,000 shares, subject to adjustments for stock splits, stock dividends or other capital adjustments.

Mr. Bridgwater may receive, on an annual basis, options covering up to 6,000 shares of the Company’s Common Stock, or up to an aggregate of 30,000 shares during the term of the employment agreement, based upon the achievement of performance objectives relating to the Company’s annual return on average equity. If the Company’s annual return on average equity for any year is equal to or less than 15%, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of options awarded to Mr. Bridgwater for any year will be calculated based upon the extent to which the Company’s annual return on average equity for such year exceeds 15%.

Options for up to 4,500 shares of the Company’s Common Stock may be awarded on an annual basis, or up to an aggregate of 22,500 shares during the term of the employment agreement, based upon the achievement of performance objectives relating to the annual growth in the Company’s diluted earnings per share. If the annual growth in the Company’s diluted earnings per share in any year is equal to or less than 15%, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of shares subject to the options awarded to Mr. Bridgwater will be calculated based upon the extent to which the Company’s diluted earnings per share for the year in question increased greater than 15% over the previous years diluted earnings per share.

Options for up to 4,500 shares of the Company’s Common Stock may be awarded on an annual basis, or up to an aggregate of 22,500 shares during the term of the employment agreement, based upon achievement of performance objectives relating to Company’s ratio of non-performing loans to total loans. If the Company’s ratio of non-performing loans to total loans is equal to or greater than .73% for any year, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of shares covered by the options awarded to Mr. Bridgwater for any year will be calculated based upon the extent to which the ratio of non-performing loans to total loans for such year is less than .73%.

The employment agreement further provides that up to 7,500 shares of restricted stock may be awarded to Mr. Bridgwater on an annual basis, or up to an aggregate of 37,500 shares during the term of the employment agreement, based upon the annual increase in the market price of the Company’s Common Stock relative to the Nasdaq Composite Bank Index. If the annual increase in the Nasdaq Composite Bank Index is greater than the annual increase in the market price of the Company’s Common Stock for the same year, Mr. Bridgwater will not be entitled to receive an award for such year. The actual number of shares awarded to Mr. Bridgwater for any year will be calculated based upon the extent to which the annual increase in the market price of the Company’s Common Stock exceeds the increase in the Nasdaq Composite Bank Index for the same year.

The employment agreement also provides that up to 37,500 additional shares of restricted stock may be awarded to Mr. Bridgwater at the expiration of the five year employment term based upon the increase in the market price of the Company’s Common Stock over the period relative to the increase in the Nasdaq Composite Bank Index over the same period. If the increase in the Nasdaq Composite Bank Index over such five year period is equal to or greater than the increase in the market price of the Common Stock, Mr. Bridgwater shall not be entitled to receive any award of Common Stock under the provision. The actual number of shares awarded to Mr. Bridgwater will be calculated based upon the extent to which the increase in the market price of the Company’s Common Stock over such five year term exceeds the increase in the Nasdaq Composite Bank Index for the same period.

The options awarded under the employment agreement shall be incentive stock options and the shares of Common Stock awarded to Mr. Bridgwater shall be “restricted stock” within the terms of the Amended and Restated Plan or any successor plan adopted by the Company. The options shall vest, and the forfeiture provisions on the restricted stock shall lapse, over a four-year period. The options and restricted stock shall be 20% vested on the date of grant and shall continue to vest at the rate of 20% per year on each anniversary of the date of grant.

In the event of a change of control of the Company, the employment agreement provides that (1) all outstanding options shall fully vest and be exercisable, (2) all forfeiture provisions applicable to the restricted stock shall lapse, and (3) with respect to awards that have not been granted to Mr. Bridgwater at the time of the change of control, the performance objectives for such awards shall be deemed to have been met, such options and shares of restricted stock shall be granted, and such awards shall be fully vested.

Additionally, if Mr. Bridgwater’s employment is terminated by the Company for any reason other than for cause or a breach of the employment agreement by Mr. Bridgwater, the employment agreement provides that (1) all outstanding options shall fully vest and be exercisable, and (2) all forfeiture provisions applicable to the restricted stock shall lapse.

Mr. Bridgwater’s employment agreement is terminable at any time by both the Company and Mr. Bridgwater, with or without cause. If Mr. Bridgwater’s employment is terminated by the Company for any reason other than death, disability, for cause or a breach by Mr. Bridgwater of the employment agreement, Mr. Bridgwater will be entitled to receive all accrued and unpaid base salary and the following severance benefits: (1) continued payment of his base salary and bonuses as if he had remained employed through December 31, 2006, (2) all vested options and shares of restricted stock, (3) to the extent the applicable performance objectives for any award are achieved during the year in which his employment is terminated, a pro rata payment of the options and shares of restricted stock for such year, and (4) continued coverage under the Company’s medical, dental and life insurance policies through December 31, 2006, subject to limitations.

If Mr. Bridgwater terminates his employment because of a breach of the employment agreement by the Company, Mr. Bridgwater will be entitled to receive the following severance benefits: (1) a lump sum cash payment, payable within ten days of the last day of his employment, in an amount equal to the base salary and bonuses he would have otherwise received if he had remained employed through December 31, 2006, (2) all vested options and shares of restricted stock, (3) to the extent the applicable performance objectives for any award are achieved during the year in which his employment is terminated, a pro rata payment of the options and shares for such year, and (4) continued coverage under the Company’s medical, dental and life insurance policies through December 31, 2006, subject to limitations.

If Mr. Bridgwater’s employment is terminated by the Company as a result of death, disability, for cause or a breach of the employment agreement by Mr. Bridgwater, or if Mr. Bridgwater terminates his employment other than as a result of a breach of the employment agreement by the Company, then all compensation and benefits under the employment agreement shall cease and Mr. Bridgwater shall only be entitled to receive all accrued and unpaid base salary and retain all vested options and shares previously awarded.

Mr. Bridgwater’s employment agreement also provides that in the event any payments received by Mr. Bridgwater under the employment agreement or under any other Company plan are subject to any exercise tax imposed under Section 4999 of the Internal Revenue Code of 1986 or any similar tax or assessment, the Company will pay Mr. Bridgwater the amount necessary to fully reimburse him for these excise taxes or assessments.

The employment agreement contains provisions restricting Mr. Bridgwater’s disclosure of confidential information and his ability to engage in a competitive activity for (1) a period of one year following termination by the Company for any reason other than for cause or a breach by Mr. Bridgwater of the employment agreement or termination by Mr. Bridgwater because of a breach of the employment agreement by the Company, and (2) a period of two years following termination by the Company for cause or a breach by Mr. Bridgwater of the employment agreement or a termination by Mr. Bridgwater for any reason other than a breach of the employment agreement by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company concerning persons who beneficially owned more than 5% of the outstanding Common Stock of the Company as of February 1, 2004. The table also shows information concerning beneficial ownership by all directors and director nominees, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. The number of shares beneficially owned by each director or officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has the sole or shared voting power or investment power and also shares that the individual has the sole right to acquire within 60 days through the exercise of any stock option or right. Unless otherwise noted, each person listed below has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares listed.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	2,700,000	(1)	6.04%

George Beatty, Jr.	3,345		*
Anat Bird	6,782		*
Daryl D. Bohls	95,541	(2)	*
J. Downey Bridgwater	170,212	(3)	*
John H. Buck	21,452	(4)	*
James D. Calaway	5,190		*
Bruce J. Harper	20,028		*
David L. Hatcher	17,988		*
Glenn H. Johnson	78,072	(5)	*
James J. Kearney	12,619		*
R. Bruce LaBoon	—	(6)	—
Paul Michael Mann, M.D.	706,061	(7)	1.58%
George Martinez	1,005,517	(8)	2.25%
G. Edward Powell	7,215		*
Stephen C. Raffaele	26,233	(9)	*
Thomas A. Reiser	51,441	(10)	*
Steven F. Retzloff	1,359,957	(11)	3.04%
Raimundo Riojas E.	416,103	(12)	*
Glenn W. Rust	45,988	(13)	*
Howard T. Tellepsen. Jr.	17,582		*
All directors and executive officers as a group (28 persons)	4,232,474	(14)	9.47%

*	Indicates less than one percent.
1.	According to a Schedule 13G filed with the Securities and Exchange Commission in February 2004, Capital Research and Management Company, as an investment adviser, may be deemed to have beneficial ownership of the shares reflected in the table as of December 31, 2003. Capital Research and Management Company reported that it had sole dispositive power with respect to such shares. SMALLCAP World Fund, Inc., an investment company advised by Capital Research and Management

Company, is also reported to have beneficial ownership with respect to the shares reflected in the table as of December 31, 2003. It is reported that SMALLCAP World Fund, Inc. has sole voting power with respect to these shares.

2.	Includes 741 shares which are held of record by Mr. Bohls’ spouse (who is also employed by the Bank), 3,942 shares held in an individual retirement account by Mr. Bohls’ spouse, 5,146 shares held by Mr. Bohls as custodian for the benefit of his children, 27,532 shares that can be acquired pursuant to the exercise of outstanding stock options granted to Mr. Bohls (3,020 of which vested after December 31, 2003), 767 shares that can be acquired pursuant to the exercise of outstanding stock options granted to Mr. Bohls’ spouse, 2,840 shares which have been contributed by the Company to Mr. Bohls’ 401(k) plan matching account, and 949 shares which have been contributed by the Company to the 401(k) plan matching account of Mr. Bohls’ spouse.
3.	Includes 98,907 shares that could be acquired pursuant to exercise of outstanding stock options and 2,300 shares which have been contributed by the Company to Mr. Bridgwater’s 401(k) plan matching account.
4.	Mr. Buck is a current director not standing for reelection. First Ferguson Financial Partners owns the 21,452 shares of record, a partnership that is controlled by Mr. Buck.
5.	Includes 2,250 shares owned of record by Mr. Johnson’s three children and managed by Mr. Johnson under a power of attorney; 1,500 shares of record owned by two of Mr. Johnson’s siblings, and managed by Mr. Johnson under a power of attorney; 28,535 shares owned of record by the Karina K. Johnson Trust No. 1 and the Nancy Loraine Johnson Lucke Trust No. 1, Glenn H. Johnson, Trustee; and 16,595 shares held of record by Johnson & Wurzer, P.C., of which Mr. Johnson an owner and President.
6.	Mr. LaBoon is a Class III director nominee.
7.	Includes 2,976 shares held by Dr. Mann as trustee under certain trusts, 48,534 shares held in certain trusts for the benefit of Dr. Mann’s family, 51,423 shares held by a Mann family limited partnership, and 52,712 shares held of record by Dr. Mann’s spouse.
8.	Includes 1,000 shares that could be acquired pursuant to exercise of outstanding stock options and 3,455 shares that have been contributed by the Company to Mr. Martinez’ 401(k) plan matching account.
9.	Includes 23,750 shares that could be acquired pursuant to exercise of outstanding stock options and 1,068 shares that have been contributed by the Company to Mr. Raffaele’s 401(k) plan matching account.
10.	Includes 2,250 shares held of record by Tartri, Inc., of which Mr. Reiser is the principal shareholder and 2,500 shares held in an individual retirement account by Mr. Reiser’s spouse.
11.	Includes (i) 1,311,761 shares owned of record by Retzloff Industries, Inc., of which Steven F. Retzloff is the controlling shareholder, President and Chief Executive Officer; (ii) 3,792 shares held for the benefit of his children and (iii) 40,740 shares held in trusts for his children with Steven F. Retzloff as trustee.
12.	Includes 378,637 shares owned by Glencox Investments, Inc., which is principally owned and controlled by Mr. Riojas; and 4,350 shares held for the benefit of one of his children.
13.	Includes 19,035 shares that can be acquired pursuant to the exercise of outstanding stock options and 2,403 shares which have been contributed by the Company to Mr. Rust’s 401(k) plan matching account.

14.	Includes issued and outstanding shares that are beneficially owned as of February 1, 2004 and 292,582 shares issuable upon the exercise of (i) fully vested outstanding stock options, or (ii) stock options that vest within 60 days of February 1, 2004.

CERTAIN TRANSACTIONS

Certain of the Company’s officers and directors are, or have been in the past, customers of the Bank and its predecessor banks, and some of the Company’s officers and directors are directors, officers or shareholders of entities which are, or have been in the past, customers of such banks. As such customers, they have had transactions in the ordinary course of business with the Bank and its predecessor banks, including outstanding loans. Furthermore, certain of the directors and executive officers are officers, directors and/or shareholders of businesses that perform services from time to time for the Company. All loans made or services obtained were on substantially the same terms as those prevailing at the time for comparable transactions with other unaffiliated persons, and did not involve more than a normal risk of collectability for any credit transactions or otherwise present any other unfavorable features. All credit transactions involving officers and directors, either of the Company or the Bank, are reviewed and approved by the Loan Committee of the Bank and are disclosed and reviewed monthly in the meetings of the Board of the Bank.

R. Bruce LaBoon, a nominee for a Class III director, is a partner of Locke Liddell & Sapp LLP, a law firm that has provided services to the Company and its subsidiaries for many years. Our fee arrangement with Locke Liddell & Sapp LLP is negotiated on the same basis as our arrangements with other outside legal counsel and is subject to these same terms and conditions. The fees we pay to Locke Liddell & Sapp LLP are comparable to those we pay to other law firms for similar services. The Company’s Board has reviewed this arrangement and determined that it is not material to Mr. LaBoon.

George Martinez, the Company’s Chairman of the Board and Class III Nominee, has informed the Company of his intent to retire from his employment by the Company following the Meeting. Assuming his reelection at the Meeting, Mr. Martinez will continue to serve as director and Chairman of the Board. It is currently proposed that following his retirement as an employee of the Company, Mr. Martinez will enter into an agreement or relationship with the Company pursuant to which he will provide consulting services to the Company and the Bank. The final terms of the proposed relationship have not been fully agreed upon at the time of this Proxy Statement and may not be completed at the time of the Meeting. The terms will be subject to review and approval by the Audit Committee before any definitive agreement is entered into by the Company. It is currently contemplated that the amount of payments to Mr. Martinez for his consulting services will be approximately $250,000 on an annual basis. The consulting services will involve identification of acquisition candidates, providing recommendations related to business development, and leadership development.

Bambi McCullough, the Company’s Executive Vice President and Chief Service Officer, has informed the Company of her intent to terminate her employment with the Company following the Meeting. After that time, it is anticipated that Ms. McCullough will enter into an agreement or relationship with the Company pursuant to which she will provide consulting services to the Company and the Bank and will be paid approximately $200,000 on an annual basis. The final terms of the proposed relationship have not been fully agreed upon at the time of this Proxy Statement and may not be completed at the time of the Meeting. The terms will be subject to review and approval by the Audit Committee before any definitive agreement is entered into by the Company. The consulting services will involve organizational development, consulting intervention, executive coaching and facilitation of programs designed to impact performance and service for the Company and the Bank as directed by the Chief Executive Officer of the Company.

PROPOSAL 2:

APPROVAL OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

General

At the meeting, the shareholders will be asked to approve the adoption of the 2004 Employee Stock Purchase Plan (the “Purchase Plan”), a copy of which is attached hereto as Annex B. The Sterling Bancshares, Inc. 2004 Employee Stock Purchase Plan, or ESPP, is intended to provide an incentive to eligible employees of the Company and its participating subsidiaries to acquire or increase an ownership interest in the Company through the purchase of shares of the Company’s common stock.

The Board of Directors unanimously adopted the Purchase Plan on January 26, 2004, subject to shareholder approval at the Meeting.

Summary of Plan

The following general description of certain features of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is attached as Appendix B. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Plan.

Shares Available under the Purchase Plan; Adjustments. Subject to adjustment as provided in the Purchase Plan, the number of shares of common stock that may be purchased by participating employees under the Purchase Plan will not in the aggregate exceed 1,500,000 shares, which may be originally issued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. Such number of shares is, upon authorization of the Purchase Plan’s administrative committee, subject to adjustment in the event of a change in the common stock by reason of a stock dividend or by reason of a reorganization, restructuring, reclassification, stock split, reverse stock split, stock dividend or the like, of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Purchase Plan, will also be adjusted accordingly.

Eligibility. Options under the Purchase Plan will be first granted on July 1, 2004, and, thereafter, on the first day of each successive October, January, April and July (each such date being referred to herein as a “Date of Grant”). Each employee of the Company or any present or future parent or subsidiary corporation of the Company that has been designated as a “Participating Company” from time to time by the Purchase Plan’s administrative committee as of a Date of Grant is eligible to participate in the Purchase Plan as of such Date of Grant if such employee is regularly scheduled to work at least 20 hours per week. However, an eligible employee may not participate if such employee would own (directly or indirectly) 5% or more of the total combined voting power of all classes of stock of the Company, taking into account options to purchase stock and stock that may be purchased under the Purchase Plan. At the present time, no employee of the Company or a Participating Company would be prevented from participating by reason of this limitation. As of the date of this Proxy Statement, approximately 1,133 employees will be eligible to participate in the Purchase Plan.

Participation. An eligible employee may elect to participate in the Purchase Plan for any three-month period beginning on a Date of Grant (the “Option Period”) by designating a percentage of such employee’s eligible compensation to be deducted for each pay period and paid into the Purchase Plan for such employee’s account. The designated percentage may not be less than 1% nor more than 10%. An eligible employee may participate in the Purchase Plan only by means of payroll deduction. A participant who elects to participate in the Purchase Plan and who takes no action to change or revoke such election prior to any subsequent Date of Grant will be deemed to have made the same election for such next following and/or subsequent Date(s) of Grant.

No employee will be granted an option under the Purchase Plan that permits such employee’s rights to purchase common stock to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for the calendar year in which such option is outstanding. Unless an employee’s payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee’s account will be used to purchase whole shares of common stock at the end of the Option Period; provided, however, that the maximum number of shares of common stock that may be purchased by a participant during any Option Period may not exceed 6,250 (subject to adjustment in the event of a change in the common stock). The per share purchase price of the common stock will be 90% of the lesser of the fair market value of the common stock on the Date of Grant or on the last day of the Option Period (the “Date of Exercise”). However, if the price per share of the common stock is less than $1.00, the Purchase Plan automatically terminates. For all purposes under the Purchase Plan, the fair market value of a share of common stock on a particular date shall be equal to the closing price of such stock on the Nasdaq Stock Market on that date (or, if no shares of common stock have been traded on that date, on the immediately preceding business date on which shares of the common stock are so traded).

Payroll deductions will be included in the general funds of the Company, free of any trust or other arrangement and may be used for any corporate purpose. No interest will be paid or credited to any participant.

Changes in and Withdrawal of Payroll Deductions. Except as permitted upon a participant’s withdrawal from the Purchase Plan, a participant may not reduce or suspend the rate of his or her payroll deductions during an Option Period. A participant may withdraw all, but not less than all, payroll deductions from the Purchase Plan at any time prior to the Date of Exercise relating to a particular Option Period by timely delivering to the Company a notice of withdrawal in the manner specified by the Company. The Company promptly will refund to the participant the amount of the participant’s payroll deductions then held under the Purchase Plan, and the participant’s payroll deduction authorization under the Purchase Plan will terminate.

Delivery of Shares; Restrictions on Transfer. As soon as practicable after each Date of Exercise, the Company will deliver to a custodian one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of common stock respecting options exercised on such Date of Exercise in the aggregate of all of the participating eligible employees under the Purchase Plan. Such custodian will keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Purchase Plan, and will provide each participant with semi-annual or such other periodic statements with respect thereto as the administrative committee under the Purchase Plan may specify. A participant may not generally transfer, encumber or otherwise dispose of the shares (other than by will or the laws of descent and distribution) for a period of one year following the Exercise Date.

Termination of Employment. Except as described below, if the employment of a participant terminates for any reason, then the participant’s participation in the Purchase Plan ceases and the Company will refund the amount of such participant’s payroll deductions then held under the Purchase Plan. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant’s personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions credited to the participant’s account or (ii) exercise the participant’s option for the purchase of common stock as of the end of that Option Period.

Restriction Upon Assignment of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Subject to certain limited exceptions, each option is exercisable, during the employee’s lifetime, only by the employee to whom granted.

Administration, Amendments and Termination. The Purchase Plan is to be administered by the Human Resources Programs Committee of the Company’s Board of Directors and its delegates. In connection with its administration of the Purchase Plan, the committee is authorized to interpret the Purchase Plan.

The Purchase Plan may be amended from time to time by the Board; provided, however, that no change in any option theretofore granted may be made that would impair the rights of a participant without the consent of such participant. The Board may in its discretion terminate the Purchase Plan at any time with respect to any common stock for which options have not theretofore been granted.

New Plan Benefits

The benefits and amounts to be received by any participant under the Purchase Plan are not currently determinable as they depend entirely upon the level of participation elected by an eligible employee and the price of the Company’s common stock.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Purchase Plan based on federal income tax laws in effect on January 1, 2004. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Consequences to Participants. A participant’s payroll deductions to purchase common stock are made on an after-tax basis. There is no tax liability to the participant when shares of common stock are purchased pursuant to the Purchase Plan. However, the participant may incur tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant’s U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the Option Period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant’s death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (ii) 10% of the fair market value of the shares at the Date of Grant (the beginning of the Option Period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a capital loss equal to the difference between the sales price and the purchase price paid under the option.

If a disqualifying disposition of the shares is made (i.e., a disposition (other than by reason of death) within two years after the first day of the Option Period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the Date of Exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company or Participating Company. The Company, or the Participating Company for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code, (ii) any applicable reporting obligations are satisfied, and (iii) the $1,000,000 limitation of Section 162(m) of the Code is not exceeded.

The Board of Directors recommends a vote “FOR” approval of the 2004 Employee Stock Purchase Plan, as described above and as set forth in Appendix B. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote “FOR” the approval of the 2004 Employee Stock Purchase Plan.

PROPOSAL 3:

RATIFICATION AND APPROVAL OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board has reappointed Deloitte & Touche LLP as the Company’s independent audit firm for fiscal year ending December 31, 2004, subject to ratification by the Company’s shareholders. Deloitte & Touche LLP has served as the Company’s independent audit firm since 1988. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make a statement at the Meeting if they desire to do so. They will also be available to respond to appropriate questions of Shareholders at the Meeting.

The Board and the Audit Committee recommends that the shareholders vote “FOR” the ratification and approval of Deloitte & Touche LLP as the Company’s independent auditors, and proxies executed and returned will be so voted unless the proxy card specifies otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and holders of more than 10% of the Company’s outstanding common stock are required to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

Based solely upon the information provided to the Company by its directors, executive officers and ten percent beneficial owners, including representations received from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filings required under Section 16(a) of the Exchange Act have been made, except that (i) Mr. Bridgwater filed a late Form 4 on June 6, 2003 to report a 401(k) loan transaction; (ii) Mr. Bohls filed a Form 5 on February 13, 2004 reporting a late Form 4 transaction made by his spouse through her 401(k) account, and (iii) Ms. Bird filed a Form 5 on January 27, 2004 reporting a late Form 4 transaction involving an acquisition of Company securities.

SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Any shareholder who wants to present a proposal at the 2005 Annual Meeting of Shareholders and to have the proposal set forth in the proxy statement and form of proxy mailed in conjunction with that Annual Meeting must submit that proposal in writing to the Secretary of the Company in accordance with the following provisions. Such proposal must comply with the Company’s Bylaws and Rule 14A-8 under the Exchange Act if the proposal is to be considered for inclusion in the Company’s proxy statement for such meeting. Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company by November 17, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting. Pursuant to the Company’s Bylaws, for business to be properly brought before the Company’s 2005 Annual Meeting of Shareholders or nominations of persons for election to the Board to be properly made at the 2005 Annual Meeting of Shareholders by any shareholder, notice must be received by the Secretary at the Company’s principal executive offices not less than 120 days and not more than 150 days prior to the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to shareholders; provided, however, that in the event the date of the 2005 Annual Meeting is changed by more than thirty (30) days from the date contemplated at the time of this Proxy Statement, the notice must be received at least eighty (80) days prior to the date the Company intends to distribute its Proxy Statement with respect to the Company’s 2005 Annual Meeting of Shareholders. The Company’s 2004 Proxy Statement was first sent to shareholders on March 15, 2004. Thus, the notice must be received by the Company no later than November 17, 2004. Any shareholder’s notice must contain and be accompanied by certain information as specified in the Company’s Bylaws. We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company’s Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices. Shareholder proposals should be submitted to the Secretary of the Company at 2550 North Loop West, Suite 600, Houston, Texas 77092.

ADDITIONAL FINANCIAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K, including any financial statements, schedules and exhibits thereto is available on the Company’s website at www.banksterling.com. We will also provide a copy of the Company’s Annual Report on Form 10-K, including any financial statements, schedules and exhibits thereto to interested security holders without charge, upon written request. Requests for copies should be addressed to James W. Goolsby, Jr,. Secretary, Sterling Bancshares, Inc., 2550 North Loop West, Suite 600, Houston, Texas 77092, telephone (713) 466-8300.

OTHER MATTERS

The management of the Company knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

James W. Goolsby, Jr.
Secretary

APPENDIX A

STERLING BANCSHARES, INC.

Audit Committee Charter

I. STATEMENT OF PURPOSE AND AUTHORITY

The Audit Committee of Sterling Bancshares, Inc. is designated by the Board of Directors (the “Board”) of Sterling Bancshares, Inc. (the “Company”) for the purposes of:

1.	Overseeing the accounting and financial reporting processes of the Company, audits of the financial statements of the Company and the integrity of the financial statements of the Company.

2.	Monitoring the qualifications, independence and performance of the Company’s independent auditors and internal audit function.

3.	Overseeing the Company’s compliance with legal and regulatory reporting requirements.

4.	Preparing the Audit Committee report as required to be included in the Company’s annual proxy statement under the rules of the Securities and Exchange Commission (“SEC”).

The Audit Committee is authorized to perform each of the duties enumerated herein and any other duties it considers necessary or advisable in order to carry out its oversight responsibilities and it shall have access to all records of the Company related thereto. The Audit Committee may perform other functions as requested or approved by the Board.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation of any advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II. MEMBERSHIP

The Audit Committee shall be appointed by the Board and shall be comprised of three or more directors as determined by the Board. Each member of the Audit Committee shall satisfy the independence requirements of the Nasdaq Stock Market or such other national exchange on which the Company may list its securities, Section 10A(m) of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Each member of the Audit Committee must be able to read and understand fundamental financial statements including a company’s balance sheet, income statement and cash flow statement. The Audit Committee shall have at least one member who satisfies the requirements for an “audit committee financial expert” as provided under the rules promulgated by the SEC and at least one member who has past employment experience in finance or accounting (such as having been chief executive officer, chief financial officer or other senior financial officer with financial oversight responsibilities), requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

The Board shall appoint the members of the Audit Committee annually, on the recommendation of the majority of the independent directors of the Board. The members of the Audit Committee shall serve

APPENDIX A

until their successors are appointed and qualified, and shall designate a Chair of the Audit Committee who will be responsible for the scheduling of regular and special meetings and the functioning of the Audit Committee. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in at, subject to such new members satisfying the independence, experience and financial expertise requirements. Except as expressly provided in this Charter or the bylaws of the Company, or as otherwise provided by law or the rules of the Nasdaq Stock Market, or such other national exchange on which the Company may list its securities, the Audit Committee shall fix its own rules and procedures.

III. MEETINGS

The Audit Committee shall meet at least quarterly and at other times, as circumstances may require, as determined by the Chairman of the Audit Committee or at the request of the Company’s Chief Executive Officer or Chief Financial Officer, or the independent public accounting firm engaged by the Company to perform audit services on behalf of the Company (referred to in this Charter as the “independent auditor”). During these meetings, the Audit Committee shall meet with management, internal auditing personnel and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee shall meet in executive session at least twice a year. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall keep regular minutes of its proceedings. For the transaction of any business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV. DELEGATION OF AUTHORITY OF THE BOARD OF DIRECTORS

The Audit Committee shall have and may exercise all the powers and authority of the Board in the following matters:

(i)	the authority, without approval of the Board, to engage independent counsel and other advisers as it determines necessary to carry out its duties and to determine appropriate funding for the payment of compensation to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report and to any independent counsel and other advisers engaged by the Audit Committee;

(ii)	the direct responsibility for the appointment, compensation, retention and oversight of the work of independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Audit Committee;

(iii)	the sole authority to approve the scope of engagement of the auditor (such approval constituting approval of each audit service within such scope of engagement) and to approve all audit engagement fees and terms;

(iv)	the responsibility to approve, in advance, all auditing services (which may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by the independent auditors; and

(v)	the authority to delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such pre-approval decision is presented to the full Audit Committee at a scheduled meeting.

APPENDIX A

V. RESPONSIBILITIES

The Audit Committee shall have the following responsibilities:

Charter

1.	Review and reassess the adequacy of this Charter annually and recommend any changes to the Board.

2.	Approve the form of the Charter to be included in the Company’s proxy statement in accordance with the applicable rules and regulations of the SEC and the Nasdaq Stock Market.

Audit Committee Report and Proxy Disclosures

The Audit Committee shall prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement. In connection with the Audit Committee report, the Audit Committee shall:

3.	Review with management and the independent auditor the annual audited financial statements, the accompanying auditor’s opinion and other financial disclosures included in the Company’s annual report on Form 10-K and its annual proxy statement, including the Management’s Discussion and Analysis section contained in any such report, and the selection, application and disclosure of critical accounting policies and other financial reporting issues highlighted by management and the independent auditor.

4.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. Such discussions shall also include the independent auditor’s judgment about the quality of the Company’s accounting principles, including such matters as accounting for significant transactions, significant accounting policies, estimates and adjustments, and disagreements with management.

5.	Discuss with the independent auditor the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed. In this connection, the Audit Committee is responsible for reviewing at least annually, a formal written statement from the independent auditor delineating all relationships with the Company, consistent with Independence Standards Board Standard No. 1.

6.	Recommend to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

7.	Determine whether fees paid to the independent auditor are compatible with maintaining the independence of the independent auditor.

Additional Authorizations

In its discretion, the Audit Committee shall also have the authority to:

8.	Conduct an annual evaluation of the Audit Committee’s performance, which shall include a comparison of the performance of the Audit Committee with the requirements of this Charter. The performance evaluation shall be conducted in such manner as the Audit Committee deems appropriate.

APPENDIX A

9.	Make regular reports to the Board concerning the activities of the Audit Committee and to make such recommendations with respect to its activities and other matters as the Audit Committee may deem necessary or appropriate.

10.	To obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communication between the independent auditors and management such as any “management” letter or schedule of unadjusted differences.

11.	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as contingent liabilities and off-balance sheet structures, if any, on the Company’s financial statements.

12.	Discuss periodically with Company management the Company’s major financial risk exposure and the steps implemented to monitor and control same, including a discussion of the appropriateness of existing guidelines and procedures in place to govern the risk assessment and management process. To the extent the Audit Committee determines that changes to such guidelines or procedures appear appropriate, to recommend such changes.

13.	Discuss with management the types of information proposed to be disclosed in the Company’s earnings press releases, as well as the type of financial information and earnings guidance, if any, to be provided to analysts and ratings agencies. Review of any news release containing the summary quarterly financial information of the Company (paying particular attention to the use of “pro-forma” or “adjusted non-GAAP information”) and approval of same prior to its release and furnishing to the SEC.

14.	To assist the Audit Committee in performing its duties to evaluate the independent auditing firm’s qualifications, performance and independence, at least annually, obtain and review a report by the independent auditor describing: (i) the firm’s internal quality-control procedures; (ii) any material issued raised by the most recent quality-control review, or peer review, of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years regarding one or more independent audits carried out by the firm, and any steps taken by such firm in respect of those issues; and (iii) all relationships between the independent auditor and the Company.

15.	Review with the senior-most internal auditor and independent auditors the results of their reviews with respect to officers’ expense accounts and perquisites, and their use of corporate assets.

16.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes to the Company’s selection or application of auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management, and major issues as to the adequacy of the Company’s internal controls and special audit steps adopted in light of material control deficiencies.

APPENDIX A

17.	Meet with the independent auditor prior to the audit to review the planning procedures and staffing of the audit.

18.	Review periodically (i) the experience, qualifications and performance of the senior members of the Company’s internal auditing team and (ii) the internal audit activities, staffing and budget.

19.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

20.	Review the significant reports or communications (and management’s and/or the internal audit department’s responses thereto) prepared in connection with internal audits, including reports and communications related to the Company’s internal controls over financial reporting and any deficiencies therein.

21.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the auditor and the Company’s response to that letter. Such review should include:

•	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or significant disagreements with management;

•	any changes required in the planned scope of the internal and external audits; and

•	the internal audit responsibilities, budget and staffing.

22.	Discuss, as appropriate, with the national office of the independent auditor any issues on which such office was consulted by the Company’s audit team and matters of audit quality and consistency.

Auditing, Accounting and Financial Reporting Responsibilities

23.	Prior to the filing of the Company’s Form 10-Q, review with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the selection, application and disclosure of critical accounting policies, and the results of the independent auditor’s review of same.

24.	Ensure that the independent auditor attests to, and reports on, the assessment of the effectiveness of the Company’s internal control structure and procedures of the Company for financial reporting to be made as of the end of each of the Company’s fiscal years included in each annual report of the Company as may be required in accordance with applicable law and the rules and regulations of the SEC.

25.	Assure the regular rotation of the lead audit partner and the reviewing audit partner of the independent auditing firm engaged by the Company as required by law.

26.	Establish policies and procedures regarding the hiring of independent auditors.

APPENDIX A

Legal Matters

27.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

28.	Meet with the Company’s Chief Executive Officer and Chief Financial Officer from time to time at the request of either such officer, to permit such officers to provide the attestations or certifications required by the rules and regulations of the SEC or the Nasdaq Stock Market.

29.	Advise the Board with respect to the Company’s policies and procedures regarding conflicts of interest and compliance with material laws and regulations.

30.	Approve all related-party transactions between the Company and management.

31.	Establish policies regarding hiring employees or former employees of the independent auditors engaged by the Company.

VI. OVERSIGHT RESPONSIBILITY TO REVIEW REPORTS

1.	Establish procedures for legal counsel to report evidence of any material violation of securities laws or breach of fiduciary duties or similar violations by the Company or any of its agents.

2.	Establish procedures to promote and protect whistleblowing, including procedures for:

•	Receiving, retaining and addressing complaints received by the Company relating to accounting, internal accounting controls or auditing matters, and

•	Enabling employees of the Company to submit to the Audit Committee, on a confidential and anonymous basis, any concerns regarding questionable accounting or auditing matters.

3.	Consider the report of the Company’s registered public accounting firm:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

•	Other written communications between the registered public accounting firm and management of the Company, such as any management letter or schedule of unadjusted differences.

4.	To inquire of the Company’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

APPENDIX A

5.	Discuss with management and the independent auditors:

•	All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; and

•	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

6.	Review disclosures made by the Company’s Chief Executive Officer and Chief Financial Officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

Although the Audit Committee has the authority and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to certify the Company’s financial statements. This is the responsibility of management and the independent auditor.

APPENDIX B

STERLING BANCSHARES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

APPENDIX B

APPENDIX B

STERLING BANCSHARES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

Sterling Bancshares, Inc. hereby establishes the 2004 Sterling Bancshares, Inc. Employee Stock Purchase Plan (the “Plan”) effective as of July 1, 2004. The terms of the Plan are as set forth below:

1. Definitions.

As used in the Plan the following terms shall have the meanings set forth below:

(a) “Account” means a ledger account established by the Company for a Participant and credited with the Participant’s contributions under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Human Resources Programs Committee of the Board.

(e) “Company” means Sterling Bancshares, Inc., a Texas corporation, or any successor.

(f) “Company Stock” means the common stock, $1.00 par value, of the Company.

(g) “Eligible Compensation” means, with respect to a Participant, the regular base compensation and/or base commission paid to the Participant by the Participating Companies while an Eligible Employee during the Offering Period, including any elective salary deferral contributions made therefrom by the Participant pursuant to Code Sections 125, 129, 132(f)(4) or 401(k). All other items of compensation shall be disregarded under the Plan.

(h) “Eligible Employee” means an employee of the Participating Companies who is customarily employed for at least 20 hours per week. An Eligible Employee’s status shall continue during an authorized leave of absence, provided such leave is not expected to (or does not) result in a termination in his employment and provided further, that such leave is for a period of not more than 90 days or upon the expiration of such leave reemployment is guaranteed by contract or statute.

(i) “Enrollment Date” means the first day of an Offering Period.

(j) “Exercise Date” means the last day of each Offering Period.

(k) “Exercise Price” means, with respect to an Offering Period, 90% of the lower of the Fair Market Value of a share of the Company Stock on the applicable Enrollment Date or Exercise Date for such Offering Period.

(l) “Fair Market Value” means, with respect to shares of Company Stock, the closing price of a share on The Nasdaq Stock Market on the applicable date (or, if not traded on such date, on the immediately preceding trading date) as reported by Bloomberg Financial Markets, or any other reporting service approved by the Committee. If the shares are not listed on The Nasdaq Stock Market, Fair Market Value shall mean the closing sales price on the principal national securities exchange on which the shares are listed, as determined above. If no such quotations are available, or in the event the shares are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee. Fair Market Value shall be subject to adjustment as provided in Section 14.

APPENDIX B

(m) “Offering Period” means each three consecutive month period beginning on a January 1, April 1, July 1, and October 1, with the initial Offering Period beginning on July 1, 2004.

(n) “Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7.

(o) “Participating Companies” means the Company and each present and future Subsidiary which the Committee, in its sole discretion, designates as a Participating Company.

(p) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto, and shall include any limited liability company or partnership which is 100% owned directly or indirectly by the Company and either is disregarded as an entity for federal tax purposes or has elected to be taxed as a corporation.

2. Purpose of the Plan.

The purpose of the Plan is to provide an incentive for present and future Eligible Employees of the Participating Companies to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Company Stock. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered and construed in a manner consistent with the requirements of that section of the Code.

3. Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,500,000 shares of Company Stock, subject to adjustment as provided in Section 14 below. Shares of Company Stock subject to the Plan may be newly issued shares, treasury shares, shares purchased in the open market or any combination of the foregoing, as determined by the Committee in its discretion. If and to the extent that any option to purchase shares of Company Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

4. Administration of the Plan.

(a) The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to correct any defect or rectify any omission in the Plan or to reconcile any inconsistency in the Plan or any option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

(b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan, including delegating ministerial duties to the Company’s Employee Benefits Committee.

(c) All Eligible Employees granted options under the Plan shall have the same rights and privileges; however, the Plan will not fail to satisfy this requirement merely because the amount of Company Stock which may be purchased by any Eligible Employee is determined on the basis of a uniform relationship to the Eligible Compensation of Eligible Employees.

(d) All expenses of administering the Plan shall be paid by the Participating Companies.

APPENDIX B

(e) A separate Account will be maintained for each Participant in the Plan. Statements of Accounts will be given to Participants promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share Exercise Price, the number of shares purchased and the remaining cash balance in the Participant’s Account, if any.

5. Eligibility to Participate in the Plan.

Each Eligible Employee who is employed by a Participating Company on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for that Offering Period subject to the further provisions of the Plan. However, nothing in the Plan shall confer on any Participant the right to continue in the employment of a Participating Company or limit the right of a Participating Company to terminate the employment of a Participant at any time with or without cause.

6. Offering Periods.

The Plan shall consist of consecutive Offering Periods beginning on July 1, 2004 and continuing until the Plan is terminated.

7. Election to Participate in the Plan.

(a) Each Eligible Employee who satisfies the eligibility requirements as of the Enrollment Date for the applicable Offering Period may elect to participate in the Plan for such Offering Period by completing an enrollment agreement in the form (written or electronic) provided by the Company (or its designee) and filing such enrollment agreement with the Company (or its designee) prior to the applicable Enrollment Date.

(b) Payroll deductions for a Participant shall commence on the first payroll date following the Participant’s Enrollment Date and shall continue until (i) changed or terminated by the Participant as provided below, (ii) the termination of the Plan, or (iii) the Participant ceases to be an Eligible Employee, whichever occurs first.

(c) A Participant’s election shall remain in effect for each successive Offering Period unless the Participant changes or terminates such election prior to the beginning of the Offering Period in accordance with the procedures established by the Committee.

8. Payroll Deductions.

(a) All Participant contributions to the Plan shall be made by payroll deductions only. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount equal to a designated percentage (in whole percentages only) of his Eligible Compensation, but not to exceed 10%. Such authorization shall be in writing and on such forms as provided by the Committee.

(b) All payroll deductions made for a Participant may be deposited in the Company’s general corporate account and shall be credited to the Participant’s Account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such Account. Pending application of the Accounts, the Company may, but shall not be obligated to, segregate the payroll deductions.

(c) Except as provided in Section 11, a Participant may not change his current contribution election during an Offering Period.

9. Grant of Options.

(a) Subject to the limitations set forth in Sections 3 and 9(b) hereof, each Participant for an Offering Period shall be granted an option on the Enrollment Date to purchase on the Exercise Date for such Offering Period a number of whole shares of the Company Stock determined by dividing such Participant’s payroll deductions accumulated during the Offering Period by the Exercise Price for such Offering Period.

APPENDIX B

(b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Further, subject to Section 14, the maximum number of shares that can be purchased during an Offering Period by any Participant shall not exceed 6,250 shares.

10. Exercise of Options.

(a) Unless a Participant withdraws or is deemed to have withdrawn from the Plan during an Offering Period as provided in Section 11, the Participant’s option for the purchase of shares for an Offering Period will be exercised automatically on the Exercise Date for such Offering Period, and the maximum number of whole shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions then credited to the Participant’s Account. Notwithstanding the foregoing however, if the Fair Market Value of the stock is less than $1.00 per share on the applicable Exercise Date, then every Participant shall be deemed to have withdrawn from the Offering Period immediately prior to such Exercise Date and the Plan shall terminate.

(b) The certificates for purchased shares shall be issued by the Company as soon as reasonably practical following the Exercise Date. Any amounts remaining credited to an Account after being applied as provided above shall be returned to the Participant.

11. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to the Participant’s Account under the Plan at any time prior to an Exercise Date by giving proper notice (written or electronic) to the Company (or its designee). All of the Participant’s payroll deductions credited to the Participant’s Account will be paid to him promptly after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless proper notice (written or electronic) is delivered to the Company within the enrollment period preceding the commencement of a new Offering Period directing the Company to resume payroll deductions and the former Participant is at that time an Eligible Employee.

(b) In the event a Participant ceases to be an Eligible Employee prior to the Exercise Date of an Offering Period for any reason other than as provided in paragraph (c) below, the payroll deductions credited to the Participant’s Account will be automatically returned to the Participant and the Participant’s options to purchase shares under the Plan will be automatically terminated for such Offering Period.

(c) In the event a Participant ceases to be an Eligible Employee during an Offering Period either on or after reaching age 65, due to his disability under a Company long-term disability plan, or his death, no further contributions may be made to the Participant’s Account, and the balance of his Account at such time shall be applied to exercise his options at the end of that Offering Period as provided in Section 10, unless prior to such Exercise Date the Participant (or beneficiary, as the case may be) elects by proper notice (written or electronic) to the Company (or its designee) to receive a return in cash of all amounts then credited to the Participant’s Account in cancellation of the option to purchase shares under the Plan.

(d) A Participant’s withdrawal during an Offering Period will not affect the Participant’s eligibility to participate in a succeeding Offering Period.

APPENDIX B

12. No Transferability of Options.

Options to purchase Company Stock granted under the Plan are not transferable by a Participant (other than by will or the laws of descent and distribution) and are exercisable only by the Participant.

13. Restrictions on Shares.

Shares acquired upon the exercise of an option under the Plan may not be transferred, encumbered or otherwise disposed of by a Participant (except by will or the laws of descent and distribution) prior to the first anniversary of the Exercise Date on which such shares were purchased. The Company may place such legends on the share certificates or take such other actions, including without limitation, retaining the share certificates, as it may determine to be necessary or helpful to enforce such one-year restriction.

14. Adjustments Upon Changes in Capitalization.

(a) If the outstanding shares of Company Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments may be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

(b) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15. Amendment of the Plan.

The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, stockholder approval if required.

16. Termination of the Plan.

The Plan and all rights of Eligible Employees hereunder shall terminate:

(a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

(b) at any time, at the discretion of the Board;

(c) the Exercise Price is less than $1.00 per share; or

(d) on a Change of Control of the Company, as defined in the Company’s 2003 Stock Incentive and Compensation Plan or its successor.

In the event that the Plan terminates under circumstances described in Section 16(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis based on their Account balances and any amounts remaining in their Accounts shall be returned to the Participants. Upon all other terminations every Participant shall be deemed to have withdrawn pursuant to Section 11 immediately prior to such termination.

APPENDIX B

17. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18. Conditions Upon Issuance of Shares.

(a) The Plan, the grant and exercise of options to purchase shares of Company Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In the event the Company is required to obtain from any commission or agency authority to issue any stock certificate, the inability of the Company to obtain from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such certificate will relieve the Company from liability to any Participant, except to return to him the amount of the balance in his account.

(b) The Company may make such provisions as it deems appropriate for withholding of amounts that the Company determines it is required to withhold pursuant to applicable tax laws in connection with the purchase or sale by a Participant of any Company Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Company Stock to such Participant.

(c) A Participant will have no interest in any shares of Company Stock to be purchased under the Plan or any rights as a stockholder with respect to such shares until the shares have been fully paid for and purchased as provided in the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF

STERLING BANCSHARES, INC.

April 26, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯Please detach along perforated line and mail in the envelope provided.¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of six Class III Directors for a three year term ending at the 2007 Annual Meeting of Shareholders:			2. Proposal to approve the 2004 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES	☐ James D. Calaway ☐ Bruce J. Harper	Class III Class III	3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ Glenn H. Johnson ☐ R. Bruce LaBoon ☐ George Martinez ☐ Steven F. Retzloff	Class III Class III Class III Class III

4.     In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or adjournment thereof. Either of the proxies or their respective substitutes, who shall be present and acting, shall have and may exercise all the powers hereby granted.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR. UNLESS A CONTRARY CHOICE IS SPECIFIED, THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS 2 AND 3 AND THE ELECTION OF THE NOMINEES FOR DIRECTOR.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STERLING BANCSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for the Annual Shareholder’s Meeting April 26, 2004

The undersigned, hereby revoking all prior proxies, hereby appoints J. Downey Bridgwater and James W. Goolsby, Jr., and each of them, his true and lawful agents and proxies, with full and several power of substitution, to represent and to vote all the shares of Common Stock of STERLING BANCSHARES, INC. standing in the name of the undersigned and with respect to which the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of STERLING BANCSHARES, INC. to be held on April 26, 2004 at the DoubleTree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056, and at any adjournment(s) thereof, on all matters coming before the meeting.

(Continued and to be signed on the reverse side)